UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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FiberTower Corporation
(Name of Registrant as Specified In Its Charter)

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FIBERTOWER CORPORATION
185 Berry Street, Suite 4800
San Francisco, California 94107

NOTICE OF ACTION BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy

To the Stockholders of FiberTower Corporation:

On October 25, 2006, we, FiberTower Corporation, or FiberTower, entered into a Purchase Agreement (the “Purchase Agreement”), among FiberTower, our subsidiaries and the initial purchasers named therein (the “Initial Purchasers”) pursuant to which we issued $402,500,000 aggregate principal amount of our 9.00% Convertible Senior Secured Notes due 2012 (the “Notes”) to the Initial Purchasers in a private placement. The Notes are convertible into shares of our common stock. Our obligation to issue shares of our common stock upon conversions of the Notes and in payment of make-whole premiums is capped at an aggregate of 28,767,197 shares (the “Share Cap”) unless, prior to an issuance that would exceed the Share Cap, we have obtained stockholder approval for such issuance in accordance with, and to the extent required by Nasdaq Marketplace Rules. Prior to obtaining such stockholder approval, we would be required pay cash to noteholders converting their Notes in lieu of issuing shares of our common stock in excess of the Share Cap. By obtaining stockholder approval (as described below), we will have the option to issue shares in excess of the Share Cap or to pay cash in lieu of such shares, giving us greater flexibility in the future.

Under Nasdaq Marketplace Rules, the approval of our stockholders is required to approve the issuance of shares of our common stock in excess of the Share Cap upon conversion of the Notes. On November 8, 2006, certain FiberTower stockholders, who collectively held approximately 52% of our outstanding common stock as of that date, approved by written consent the terms of the Notes and the issuance of shares of our common stock in excess of the Share Cap in accordance with the terms of the Notes. The actions by written consent were sufficient to approve the issuance of shares of our common stock in excess of the Share Cap without the affirmative vote of any other FiberTower stockholder. Accordingly, no other FiberTower stockholder votes are necessary to complete this transaction.

Notwithstanding the execution and delivery of the written consents described above, under applicable securities regulations, the issuance of shares of our common stock in excess of the Share Cap may not occur until 20 calendar days after the date this information statement is mailed to our stockholders. Therefore, the earliest possible date on which an issuance in excess of the Share Cap may occur is                     , 2007.

FiberTower is not soliciting proxies from its stockholders. This notice and the accompanying information statement shall constitute notice to you of the action by written consent required by Section 228 of the Delaware General Corporation Law. Please read the accompanying information statement carefully and in its entirety, as it contains important information.

Sincerely,

Michael K. Gallagher
President and Chief Executive Officer

This notice and the accompanying information statement are dated December     , 2006 and are first being mailed to our stockholders on or about December     , 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the issuance of shares of our common stock upon conversion of the Notes, passed upon the merits or fairness of any such issuance, or passed upon the adequacy or accuracy of the disclosure contained in the accompanying information statement. Any representation to the contrary is a criminal offense.

This information statement incorporates important business and financial information about FiberTower that is not included in or delivered with this information statement. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:

FiberTower Corporation
185 Berry Street, Suite 4800
San Francisco, California 94107
Attention: Investor Relations
Phone: (415) 659-3500

See “Where You Can Find More Information” on page 62 of this information statement for more information.

Unless the context otherwise requires, references in this information statement to “we,” “our,” “us” and “FiberTower” refer to FiberTower Corporation.

We have provided all information contained in this information statement with respect to FiberTower. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in or incorporated by reference into this information statement. We have not authorized any person to provide you with any information that is different from what is contained in or incorporated by reference into this information statement.

FiberTower Corporation

185 Berry Street, Suite 4800
San Francisco, California 94107

INFORMATION STATEMENT

We are required to deliver this information statement to holders of our common stock in order to inform them that the holders of a majority of the voting power of our outstanding stock, without holding a meeting of stockholders at which stockholders would be entitled to vote, have taken certain actions that would normally require such a meeting. Such action was taken on November 8, 2006 and this information statement is being delivered to all stockholders of record as of such date, pursuant to Section 213(b) of the Delaware General Corporation Law.

This information statement is first being sent or given to holders of our common stock on or about December     , 2006.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Issuance of Securities

On October 25, 2006, we entered into a Purchase Agreement (the “Purchase Agreement”), among FiberTower, our subsidiaries and the initial purchasers named therein (the “Initial Purchasers”) pursuant to which we issued $402,500,000 aggregate principal amount of our 9.00% Convertible Senior Secured Notes due 2012 (the “Notes”) to the Initial Purchasers in a private placement.

The Notes are convertible into shares of our common stock at an initial conversion rate equal to 120.627 shares of common stock per $1,000 principal amount of notes (representing an initial conversion price of approximately $8.29 per share), in each case subject to adjustment, at any time after 90 days from November 9, 2006 until the close of business on the business day immediately preceding November 15, 2012. Based on the current conversion rate, if all of the Notes were converted, we would be required to issue up to approximately 48.6 million shares of our common stock, subject to the Share Cap (described below). The Notes contain certain anti-dilution provisions that will cause the conversion price of the Notes to be reduced and the conversion rate to be increased (i) upon certain issuances or sales of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock with aggregate proceeds of $25.0 million or more within two years of the date of the indenture and (ii) if we have not consummated common stock issuances or sales for aggregate proceeds of at least $50.0 million meeting certain requirements within two years after the date of the indenture governing the terms of the Notes.

If any of the Notes are converted into common stock prior to November 15, 2009 or prior to November 15, 2010 in connection with certain designated events, holders of the Notes will also receive a make-whole premium on the Notes they convert. Such payment will be made, at our option, in cash, shares of our common stock valued at a 5.0% discount to the volume weighted average sale prices of our stock for the ten consecutive trading days prior to the conversion date, the consideration received triggering such designated event, or a combination of cash, shares and such consideration. The issuance of shares of our common stock in payment of this make-whole premium are subject to the Nasdaq Marketplace Rules.

In order to comply with the Nasdaq Marketplace Rules, the terms of the Notes provide that our obligation to issue shares of our common stock upon conversions of the Notes and in payment of make-whole premiums is capped at an aggregate of 28,767,197 shares (the “Share Cap”) unless, prior to an issuance that would exceed the Share Cap, we have obtained stockholder approval for such issuance. Absent stockholder approval, any noteholder who would otherwise be entitled to receive shares of our common stock upon conversion of the Notes in excess of the Share Cap would instead be entitled to receive cash in lieu of such shares in excess of the Share Cap. Under the terms of the Notes, if we have previously obtained such stockholder approval, to the extent required, we have the option to either issue such shares in excess of the Share Cap or pay cash in lieu of issuing such shares in excess of the Share Cap. We believe that such stockholder approval is beneficial to us as it will provide us with flexibility in the future either to issue shares or to pay cash if Notes are converted into shares in excess of the Share Cap. See “Description of the Notes—Share Issuance Cap.”

On November 8, 2006, certain FiberTower stockholders, who collectively held approximately 52% of our outstanding common stock as of that date, approved by written consent the terms of the Notes and the issuance of shares of our common stock in excess of the Share Cap in accordance with the terms of the Notes. The actions by written consent were sufficient to approve the issuance of shares of our common stock in excess of the Share Cap without the affirmative vote of any other FiberTower stockholder. Accordingly, no other FiberTower stockholder votes are necessary to complete this transaction.

FiberTower received net proceeds from the Notes offering, after deducting the Initial Purchasers’ discounts and commissions of the initial purchasers and other offering expenses, of approximately $389.4 million of which approximately $68.5 million has been placed in escrow to cover the first four interest payments on the Notes. FiberTower intends to use the remaining net proceeds from the offering to fund its capital expenditures to expand its network and open additional markets, and for general corporate purposes.

As a result of our obtaining stockholder approval to issue shares of common stock in excess of the Share Cap, we will have the ability to issue shares in excess of the Share Cap under the terms of the Notes, which are currently convertible into approximately 48.6 million shares of our common stock and could be convertible into more shares if the anti-dilution provisions of the Notes are triggered. See “Description of the Notes—Conversion Rate Adjustments.” If we were to issue a large number of shares upon conversion of Notes, it would result in the dilution of the current percentage ownership in FiberTower of our existing stockholders.

Written Consent; Record Date

Under Delaware corporate law and our bylaws, our stockholders may approve the issuance of shares in excess of the Share Cap upon conversion of the Notes by written consent of stockholders holding a majority of our outstanding common stock. On November 8, 2006, certain FiberTower stockholders, who together held approximately 52% of our outstanding common stock as of that date, executed written consents to approve the issuance of shares in excess of the Share Cap. As such, this information statement is being mailed to all holders of record as of November 8, 2006, pursuant to Section 213(b) of the Delaware General Corporation Law. This was also the date we used in determining the number of shares of our common stock outstanding and therefore the number of votes necessary to approve the share issuance. On November 8, 2006, there were 144,568,345 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote.

Notwithstanding the execution and delivery of the written consents, federal securities laws provide that the issuance of common stock in excess of the Share Cap upon conversion of the Notes may not occur until 20 calendar days after the date this information statement is mailed to our stockholders. Therefore, the issuance cannot occur until that time has elapsed. We have no way of knowing whether the Notes will be converted into shares of our common stock or whether we will issue shares in excess of the Share Cap.

Interest of Certain Persons in Matters Acted Upon

Tudor Investment Corporation and its affiliates currently own 10,621,624 shares, or 7.3%, of our common stock. Tudor also purchased $30 million original principal amount of Notes from the Initial Purchasers. These Notes are convertible into an aggregate of 3,618,810 shares of our common stock. The shares issuable upon any such conversion are included in the 14,240,434 shares beneficially owned by Tudor and its affiliates as reported herein under “Security Ownership and Certain Beneficial Owners and

Management.” Tudor was one of the stockholders that executed a written consent approving the terms of the Notes and the issuance of common stock in excess of the Share Cap. Darryl L. Schall, an investment professional at Tudor, serves on our board of directors on behalf of Tudor. See “Security Ownership of Certain Beneficial Owners and Management.”

Dissenters’ Rights

Under the Delaware General Corporation Law, FiberTower stockholders are not entitled to dissenters’ rights in connection with the approval of the actions described in this information statement.

No Action Required

No other votes are necessary or required on your part.

DESCRIPTION OF THE NOTES

We issued the Notes under an indenture (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”). The Collateral Agreements, including the Intercreditor Agreement, referred to below under “—Security” define the terms of the pledges that secure the Notes. We summarize below the material provisions of the Indenture, the Collateral Agreements, including the Intercreditor Agreement, and the registration rights agreement, but do not include all of the provisions of the Indenture, the Collateral Agreements, including the Intercreditor Agreement, and the registration rights agreement. We urge you to read the Indenture, the Collateral Agreements, including the Intercreditor Agreement, and the registration rights agreement because they, and not this description, define the rights of holders of the Notes. The terms of the Notes include those stated in the Indenture, the Collateral Agreements, including the Intercreditor Agreement, and the registration rights agreement and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). Copies of the Indenture, the Intercreditor Agreement and the registration rights agreement are filed as exhibits to our reports on Form 8-K. See “Where You Can Find More Information.” You can find definitions of certain capitalized terms used in this description below under “—Certain Definitions.” When we refer to the “Company” in this section we mean FiberTower Corporation, the issuer of the Notes, and not its Subsidiaries.

As discussed under “—Registration Rights; Liquidated Damages,” pursuant to the registration rights agreement, we agreed for the benefit of the Holders, at our cost, to use our commercially reasonable efforts to register the resale of the Notes, the Guarantees and the shares of common stock into which the Notes are convertible under the Securities Act through a shelf registration statement. Our failure to timely register the resale of these securities under such shelf registration statement will result in our paying Liquidated Damages on the Notes until so registered.

Brief Description of the Notes and the Guarantees

The Notes

The Notes:

•       are senior secured obligations of the Company;

•       are initially secured to the extent permitted by law by a first priority pledge (subject to Permitted Liens) of substantially all of the assets of the Company and its existing and future Domestic Restricted Subsidiaries (it being understood that the Communications Act currently prohibits the grant of a security interest in an FCC License), other than Excluded Assets, and a first priority pledge (subject to Permitted Liens) of the Capital Stock of the Company’s existing and future Domestic Restricted Subsidiaries, subject to (1) a prior lien to secure a Working Capital Facility up to an aggregate principal amount of $50.0 million and (2) at any time after the Company’s Field EBITDA has equaled or exceeded $75.0 million, on an annualized basis, for two consecutive fiscal quarters for which financial statements are available, a pari passu lien on such assets and Capital Stock (other than the assets and Capital Stock of Subsidiaries that hold the Company’s 24 GHz or 39 GHz FCC Licenses) to secure up to $250.0 million of other Indebtedness in an amount equal to 1.50 times the amount of net cash proceeds from the issuance of Equity Interests (other than Disqualified Stock) after the date of the Indenture (other than resulting from the conversion of the Notes), in each case pursuant to the terms of the Intercreditor Agreement;

•       rank equally in right of payment with all other senior obligations of the Company and senior in right of payment to all Indebtedness that by its terms is subordinated to the Notes;

•       rank senior, as to Collateral, to all of the Company’s existing and future unsecured Indebtedness; and

•       are and will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by all of the Company’s existing and future Domestic Restricted Subsidiaries, as set forth under “—The Guarantees” below.

The Guarantees

The Notes are and will be fully and unconditionally guaranteed, jointly and severally, by each of the Company’s existing and future Domestic Restricted Subsidiaries (each, a “Guarantor” and, collectively, the “Guarantors”). The obligations of each Guarantor under its Guarantee are limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. Each Guarantee of a Guarantor:

•       is a senior secured obligation of such Guarantor;

•       is initially secured to the extent permitted by law by a first priority pledge (subject to Permitted Liens) of substantially all of the assets owned by such Guarantor (it being understood that the Communications Act currently prohibits the grant of a security interest in an FCC License) and a first priority pledge (subject to Permitted Liens) of the Capital Stock of such Guarantor, subject to (1) a prior lien to secure a Working Capital Facility up to an aggregate principal amount of $50.0 million and (2) at any time after the Company’s Field EBITDA has equaled or exceeded $75.0 million, on an annualized basis, for two consecutive fiscal quarters for which financial statements are available, a pari passu lien on such assets and Capital Stock (other than the assets and Capital Stock of Subsidiaries that hold the Company’s 24 GHz or 39 GHz FCC Licenses) to secure up to $250.0 million of other Indebtedness in an amount equal to 1.50 times the amount of net cash proceeds from the issuance of Equity Interests (other than Disqualified Stock) after the date of the Indenture (other than resulting from the conversion of the Notes), in each case pursuant to the terms of the Intercreditor Agreement;

•       ranks equally in right of payment with all other senior obligations of such Guarantor and senior in right of payment to all Indebtedness that by its terms is subordinated to the Guarantee of such Guarantor; and

•       ranks senior, as to Collateral, to all of such Guarantor’s existing and future unsecured Indebtedness.

Transfer and Exchange; Restrictions on Transfer

The Notes have not been registered under the Securities Act and may not be reoffered or resold unless so registered or unless an exemption is available from the registration requirements of the Securities Act.

Principal, Maturity and Interest

The Company issued $402.5 million in aggregate principal amount of Notes in the offering. The Company may issue an unlimited principal amount of additional Notes (the “Additional Notes”) (i) under the Indenture from time to time after the offering, subject to satisfaction of all of the covenants in the Indenture, including the covenants described below under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Limitation on Liens” or (ii) to pay interest on the Notes. The Notes and any Additional Notes will be substantially identical other than, in certain cases, the issuance dates, issue prices and the dates from which interest will accrue. Any Additional Notes issued after the offering will be secured, equally and ratably, with the Notes.

The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments,

redemptions and offers to purchase. Because, however, any Additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers and be represented by a different global Note or Notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued.

The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on November 15, 2012.

Interest on the Notes accrues at the rate of 9.00% per annum and will be payable in cash semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2007; provided, however, that if no Default has occurred and is continuing, then on any or all of the next four interest payment dates after the fourth interest payment date, the Company may elect to make payments of interest in Additional Notes in a principal amount equal to such interest amount (a “payment in kind election”), provided that if the Company elects to pay interest through the issuance of Additional Notes, then:

(i)    the interest rate applicable to the Notes for the period to which such interest payment relates shall be 2.0% higher than the interest rate otherwise applicable to the Notes;

(ii)   the Company shall deliver to the Trustee and to the Holders of the Notes at least 20 days prior to the record date for such interest payment, a written notice setting forth the extent to which such interest payment will be made in the form of Additional Notes; and

(iii)  the Company shall deliver to the Trustee no later than one Business Day prior to such interest payment, an order to authenticate and deliver such Additional Notes.

The Additional Notes will be identical to the originally issued notes, except that interest will begin to accrue from the date they are issued.

Thereafter, interest on the Notes will only be payable in cash at the rate of 9.00% per annum payable semi-annually in arrears on May 15 and November 15 of each year until the final maturity of the Notes.

Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Company will make each interest payment to the Holders of record on the immediately preceding May 1 and November 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Escrow Account

On the closing date of the initial sale of the Notes, the Company deposited approximately $68.5 million of the net proceeds realized from the sale of the Notes into an escrow account (the “Escrow Account”) held by an escrow agent (the “Escrow Agent”) for the benefit of the Holders of the Notes. Funds in the Escrow Account, together with the proceeds from the investment thereof, will be sufficient to make the first four interest payments on the Notes (excluding Liquidated Damages). The escrowed interest may only be used to make such interest payments, or to make such other payments as required by the Indenture. Funds will be released from the Escrow Account in pro rata amounts to reflect any reduction in the outstanding principal amount of the Notes prior to the fourth interest payment date. Pending any such required payments, the escrowed interest may be invested in U.S. government securities, which will be pledged as additional Collateral to secure the Notes.

Guarantees

The full and prompt payment of the Company’s payment obligations under the Notes and the Indenture is guaranteed, jointly and severally, by the Guarantors. Each Guarantor fully and unconditionally guarantees (each, a “Guarantee” and, collectively, the “Guarantees”), jointly and severally, to each Holder, the Trustee and the Collateral Agent, the full and prompt performance of the Company’s Obligations under the Indenture, the Notes and the other Indenture Documents, including the payment of principal of, interest on and premium, if any, on the Notes. The Guarantee of each Guarantor ranks senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equally in right of payment with all other existing and future senior Indebtedness of such Guarantor. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. See “—Certain Covenants—Merger, Consolidation and Sale of Assets” and “—Certain Covenants—Limitation on Asset Sales.”

Notwithstanding the foregoing, a Guarantor will be released from its Guarantee without any action required on the part of the Trustee, the Collateral Agent or any Holder:

(1)   if all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation and, in the case of a sale of Capital Stock, whether directly by transfer of Capital Stock issued by that Guarantor or indirectly by transfer of Capital Stock of other Subsidiaries that, directly or indirectly, own Capital Stock issued by such Guarantor) to a Person other than the Company or any other Guarantor, and the Company otherwise complies, to the extent applicable, with the “Limitation on Asset Sales” covenant;

(2)   if the Company exercises its legal defeasance option as described under “—Legal Defeasance and Covenant Defeasance;” or

(3)   upon satisfaction and discharge of the Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest, including Liquidated Damages, if any, on the Notes and all other Obligations under the Indenture Documents that are then due and payable.

The Trustee shall promptly deliver, at the Company’s expense, an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an officers’ certificate certifying as to the compliance with these release provisions.

Security

Collateral

The Notes and the Guarantees are initially secured to the extent permitted by law by a first priority pledge (subject to Permitted Liens) of substantially all of the assets of the Company and its existing and future Domestic Restricted Subsidiaries (it being understood that the Communications Act currently prohibits the grant of a security interest in an FCC License), other than Excluded Assets, and a first priority pledge (subject to Permitted Liens) of the Capital Stock of the Company’s existing and future Domestic Restricted Subsidiaries subject to (1) a prior lien to secure a Working Capital Facility up to an aggregate principal amount of $50.0 million and (2) at any time after the Company’s Field EBITDA has equaled or exceeded $75.0 million, on an annualized basis, for two consecutive fiscal quarters for which financial statements are available, a pari passu lien on such assets and Capital Stock (other than the assets and Capital Stock of Subsidiaries that hold the Company’s 24 GHz or 39 GHz FCC Licenses) to secure up to $250.0 million of other Indebtedness (the “Pari Passu Indebtedness”) in an amount equal to 1.50 times the amount of net cash proceeds from the issuance of Equity Interests (other than Disqualified Stock) after the date of the Indenture (other than resulting from the conversion of the Notes), in each case pursuant to the terms of the Intercreditor Agreement. In addition, the Notes are secured by a first priority pledge of the Escrow Account, which pledge will secure no Indebtedness other than the Notes.

The Communications Act currently prohibits the grant of a security interest in an FCC License. As a result, although Holders of the Notes were granted a security interest in the Capital Stock of the Subsidiaries that hold the Company’s FCC Licenses, and in the proceeds of such licenses and authorizations, Holders of the Notes do not have a direct security interest in such licenses and authorizations. The Communications Act requires prior approval for any de facto or de jure change in control (as defined by the Communications Act) of a holder of an FCC License or any assignment of an FCC License. To the extent that the exercise of any right described herein (including, but not limited to, exercise of certain rights on an Event of Default or upon conversion of the Notes) would result in a de facto or de jure change in control or assignment of an FCC License, any required FCC approval must be obtained prior to the exercise of such rights. All powers of the Collateral Agent under the Collateral Agreements, in its capacity as collateral agent thereunder, are subject to applicable provisions of the Communications Act.

Working Capital Facility; Pari Passu Indebtedness

When entered into, the Working Capital Facility and any Pari Passu Indebtedness will be secured by Liens on substantially all of the assets of the Company and the Guarantors (other than the Escrow Account and the Excluded Assets, and the Pari Passu Indebtedness will not be secured by the assets and Capital Stock of Subsidiaries that hold the Company’s 24 GHz or 39 GHz FCC Licenses). The relative priorities of the security interests granted in the Company’s and the Guarantors’ assets pursuant to the Indenture, the Working Capital Facility and any instruments governing Pari Passu Indebtedness will be governed by the Intercreditor Agreement, more fully described below under “—Intercreditor Agreement.” The Trustee will, on behalf of the Holders of Notes and without requiring any action or consent therefrom, enter into the Intercreditor Agreement on such terms (except for necessary conforming revisions) establishing the relative priorities of the security interests granted in the Shared Collateral.

Intercreditor Agreement

Concurrently with the closing of the Working Capital Facility, or in the event any Pari Passu Indebtedness is incurred after the date of the Indenture, the Company, the Guarantors party to the Working Capital Facility Agreement, the Working Capital Facility Collateral Agent, the Collateral Agent, on behalf of the Holders of Notes, and any Pari Passu Indebtedness Collateral Agent, on behalf of the holders of Pari Passu Indebtedness (or if none, the holders of Pari Passu Indebtedness), will enter into an intercreditor agreement (as amended, modified, superseded, reinstated, succeeded or replaced from time to time in accordance with its terms and the terms of the Indenture, the “Intercreditor Agreement”), which defines the rights of the Working Capital Facility Collateral Agent and the lenders under the Working Capital Facility in relation to the rights of the Collateral Agent and the Holders of Notes (and, if applicable, any Pari Passu Indebtedness Collateral Agent and the holders of any Pari Passu Indebtedness) with respect to the Shared Collateral. The following description of the principal terms of the Intercreditor Agreement is subject to and qualified entirely by reference to the definitive Intercreditor Agreement. It is possible that in connection with the deposit into escrow accounts of cash proceeds from the incurrence of Indebtedness to secure the interest payments for such Indebtedness, (a) the Notes will be secured by Collateral that does not secure any other Indebtedness, (b) the Working Capital Facility Obligations will be secured by Collateral that does not secure the Notes, and (c) any Pari Passu Indebtedness will be secured by Collateral that does not secure the Notes.

Lien Priorities

Pursuant to the Intercreditor Agreement, the Collateral Agent, on behalf of itself and the Holders, will agree that:

(1)   any Lien on the Shared Collateral securing any or all of the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) now or hereafter held by the Working Capital Facility Collateral Agent or any of the Senior Lenders will be senior and prior to any Lien on the Shared Collateral securing any or all of the Note Obligations;

(2)   any Lien on the Shared Collateral now or hereafter held by the Collateral Agent or any of the Holders of the Notes regardless of how acquired, will be junior and subordinate in all respects to all Liens on the Shared Collateral securing any or all of the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap), in each case, on the terms and in the manner set forth in the Intercreditor Agreement; and

(3)   any Lien on the Shared Collateral securing any or all of the Pari Passu Obligations (subject to the principal amount thereof not exceeding the Pari Passu Indebtedness Cap) now or hereafter held by any Collateral Agent or any holder of Pari Passu Indebtedness will be pari passu to any Lien on the Shared Collateral securing any or all of the Note Obligations, on the terms and in the manner set forth in the Intercreditor Agreement.

Enforcement

Subject to the provisions of the Intercreditor Agreement described below, prior to the Discharge of Working Capital Facility Obligations, the Working Capital Facility Collateral Agent and the Senior Lenders will have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff and the right to credit bid their debt) and make determinations regarding release, disposition, or restrictions with respect to the Shared Collateral without any consultation with or the consent of the Trustee, the Collateral Agent or any Holder.

Unless and until the Discharge of Working Capital Facility Obligations has occurred:

(1)   the Collateral Agent and the Holders will not commence, or join with any Person (other than the Senior Lenders and the Working Capital Facility Collateral Agent upon the request thereof) in commencing any Insolvency Proceeding against any Obligor or any enforcement, collection, execution, levy, or foreclosure action or proceeding with respect to any Lien held by it on the Shared Collateral under any of the Note Documents or otherwise; and

(2)   the Collateral Agent and the Holders will not take any action that would hinder any exercise of remedies undertaken by the Working Capital Facility Collateral Agent or any Senior Lender in respect of the Shared Collateral under any of the Working Capital Facility Documents, including any sale, lease, exchange, transfer, or other disposition of any Shared Collateral, whether by foreclosure or otherwise.

Subject to the provisions of the Intercreditor Agreement described in the next paragraph, the Collateral Agent, for itself and on behalf of the Holders, will waive any and all rights it or any of the Holders may have as a junior lien creditor or otherwise to object to the manner in which the Working Capital Facility Collateral Agent or any of the Senior Lenders seek to enforce or collect any Working Capital Facility Indebtedness (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) or any Liens granted in any of the Shared Collateral.

Notwithstanding anything to the contrary set forth in the Intercreditor Agreement, in the event of the failure of the Company to make any payment in respect of the Note Indebtedness in accordance with the terms of the Note Documents or upon the occurrence of any other Event of Default under the Note Documents and for so long as such Event of Default under the Note Documents is continuing, subject at all times to the provisions of the Intercreditor Agreement described above under “—Lien Priorities” and described below under “—Payments,” commencing 180 days after the receipt by the Working Capital Facility Collateral Agent of the declaration by the Trustee of such Event of Default under the Note Documents and of the written demand by the Trustee or the Collateral Agent to the Company for the accelerated payment of all Note Indebtedness (unless any Obligor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding), the Trustee or the Collateral Agent may take any action described in the provisions of the Intercreditor Agreement described above with respect to its Liens on the Shared Collateral but only so long as the Working Capital Facility Collateral Agent is not already diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently in good faith attempting to vacate any stay or enforcement of its Liens on, all or any material portion of the Shared Collateral.

Payments

Until the Discharge of Working Capital Facility Obligations has occurred, all cash proceeds of Shared Collateral received in connection with any exercise of remedies by the Working Capital Facility Collateral Agent, including any sale or other disposition of, or collection or other realization on, such Shared Collateral (except for payments in respect of the Notes made in accordance with any provision of the Working Capital Facility expressly permitting such payments) will be paid to the Working Capital Facility Collateral Agent and will be applied by the Working Capital Facility Collateral Agent to the Working Capital Facility Indebtedness (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) in accordance with the Working Capital Facility Documents. Promptly following the Discharge of the Working Capital Facility Obligations, the Working Capital Facility Collateral Agent will deliver to the Collateral Agent any Shared Collateral and any proceeds of Shared Collateral held by it in the same form as received, with any necessary or reasonably requested endorsements or as a court of competent jurisdiction may otherwise direct.

Until the Discharge of Working Capital Facility Obligations, any Shared Collateral or proceeds thereof received by the Collateral Agent or any Holder at any time prior to the Discharge of Working Capital Facility Obligations (except for payments in respect of the Notes made in accordance with any provision of the Working Capital Facility expressly permitting such payments) will be segregated and held in trust by the Collateral Agent. The Collateral Agent will promptly send written notice to the Working Capital Facility Collateral Agent upon receipt of such Shared Collateral or proceeds and if directed by the Working Capital Facility Collateral Agent within ten Business Days after receipt by the Working Capital

Facility Collateral Agent of such written notice, will pay over such Shared Collateral or proceeds to the Working Capital Facility Collateral Agent in the same form as received for distribution, with any necessary or reasonably requested endorsements, or as a court of competent jurisdiction may otherwise direct. The Working Capital Facility Collateral Agent is authorized to make any such endorsements as the collateral agent for the Collateral Agent or any such Holder. This authorization is coupled with an interest and is irrevocable.

Release of Note Liens and Guarantees

Under the Intercreditor Agreement, certain Note Liens will be released in the following circumstances:

(1)   If, in connection the exercise of the Working Capital Facility Collateral Agent’s remedies in respect of the Shared Collateral provided for in the provisions of the Intercreditor Agreement described above under “—Enforcement” or after the occurrence and during the continuation of an Event of Default under the Working Capital Facility Documents, any Disposition in lieu of foreclosure or other exercise of remedies on any of the Shared Collateral by the Company or any Guarantor at the written direction, or with the written approval, of the requisite Senior Lenders or the Working Capital Facility Collateral Agent, as the case may be, the Working Capital Facility Collateral Agent, for itself or on behalf of any of the Senior Lenders, releases any Working Capital Facility Lien on any part of the Shared Collateral, then the Note Liens on such Shared Collateral will be automatically, unconditionally and simultaneously released;

(2)   If in connection with any sale, lease, exchange, transfer or other disposition of any Shared Collateral (in each case, a “Disposition”) permitted under the terms of both the Working Capital Facility Documents and the Note Documents (other than in connection with the exercise of the Working Capital Facility Collateral Agent’s remedies in respect of the Shared Collateral provided for in the provisions of the Intercreditor Agreement described above under “—Enforcement”), the Working Capital Facility Collateral Agent, for itself or on behalf of any of the Senior Lenders, releases its Liens on any of the Shared Collateral, other than in connection with the Discharge of Working Capital Facility Obligations, then the Note Liens on such Shared Collateral will be automatically, unconditionally and simultaneously released; provided, that the Note Liens upon the Shared Collateral will not be released if the Disposition is subject to the covenant contained in the Indenture described under “—Certain Covenants—Merger, Consolidation and Sale of Assets;”

(3)   If (i) the requisite number or percentage of Senior Lenders and the requisite percentage or number of Holders under the Note Documents consent to a release of any or all of the Shared Collateral, and (ii) the Company delivers an officers’ certificate to the Working Capital Facility Collateral Agent and the Collateral Agent certifying that all such necessary consents have been obtained, the Working Capital Facility Collateral Agent, for itself and for the benefit of the Senior Lenders and the Collateral Agent, for itself and for the benefit of the Holders, will unconditionally and simultaneously release their Liens on such Shared Collateral;

(4)   If the Guarantee of the Note Indebtedness by a Guarantor is released in accordance with the Note Documents, the Note Liens on the Shared Collateral of such Guarantor will be automatically, unconditionally and simultaneously released; and

(5)   If the guarantee of the Working Capital Facility Indebtedness by a Guarantor is released in accordance with the Working Capital Facility Documents, the Working Capital Facility Liens on the Shared Collateral of such Guarantor will be automatically, unconditionally and simultaneously released;

provided, that, in each case, the Collateral Agent and the Trustee have received all documentation, if any, that may be required by the Trust Indenture Act in connection therewith. In connection with any release of Collateral as provided for above, the Collateral Agent will promptly execute any release documentation with respect thereto reasonably requested by the Company.

Amendments to Working Capital Facility Documents

The Working Capital Facility Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Working Capital Facility may be refinanced, in each case, without notice to, or the consent of the Collateral Agent or the Holders, all without affecting the lien subordination or other provisions of the Intercreditor Agreement; provided, that the holders of such Refinancing Indebtedness bind themselves in a writing addressed to the Collateral Agent and the Holders to the terms of the Intercreditor Agreement.

Purchase Option

Upon the occurrence and during the continuance of an Event of Default or an event of default under the Working Capital Facility Documents that is not cured or waived within 30 days, the Collateral Agent on behalf of the Holders, after the written demand by the Trustee or the Collateral Agent to the Company for the accelerated payment of all Note Indebtedness, will have the option at any time upon five Business Days’ prior written notice to the Working Capital Facility Collateral Agent to elect to purchase all of the Working Capital Facility Indebtedness from the Senior Lenders upon the terms and conditions provided for in the Intercreditor Agreement. Such right may be subject to the pari passu rights of the holders of Pari Passu Indebtedness.

Insolvency Proceedings

Until the Discharge of Working Capital Facility Obligations, if the Company or any Guarantor will be subject to any Insolvency Proceeding and the Working Capital Facility Collateral Agent or any Senior Lender desires to (i) permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Shared Collateral, or (ii) permit the Company or such Guarantor to obtain financing under Section 364 of the Bankruptcy Code (“DIP Financing”), then the Collateral Agent, on behalf of itself and the Holders, will raise no objection to such Cash Collateral use or DIP Financing and to the extent the Liens securing the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) are subordinated to or pari passu with such DIP Financing, the Collateral Agent will subordinate its Liens on the Shared Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and will not request adequate protection or any other relief in connection therewith, except, as expressly agreed by the Working Capital Facility Collateral Agent or to the extent permitted by this section or by the provisions of the Intercreditor Agreement described below under the next two paragraphs; provided, that:

(1)   the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Working Capital Facility Indebtedness plus the aggregate face amount of any letters of credit issued and not reimbursed under the Working Capital Facility does not exceed the Senior Lender Indebtedness Cap; and

(2)   the Collateral Agent and the Holders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests.

The Collateral Agent, on behalf of itself and the Holders, agrees that none of them will contest (or support any other Person contesting):

(1)   any request by the Working Capital Facility Collateral Agent or the Senior Lenders for adequate protection; or

(2)   any objection by the Working Capital Facility Collateral Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Working Capital Facility Collateral Agent or the Senior Lenders claiming a lack of adequate protection.

Notwithstanding the preceding provisions in this section, in any Insolvency Proceeding:

(1)   if the Working Capital Facility Collateral Agent or the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Collateral Agent, on behalf of itself or any of the Holders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) and such Cash Collateral use or DIP Financing (and all obligations relating thereto) on the same basis as the other Note Liens are so subordinated to the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) under the Intercreditor Agreement; and

(2)   in the event the Collateral Agent, on behalf of itself or any of the Holders, seeks or requests adequate protection in respect of Note Obligations and such adequate protection is granted in the form of additional collateral, then the Collateral Agent, on behalf of itself or any of the Holders, agrees that the Working Capital Facility Collateral Agent will also be granted a senior Lien on such additional collateral as security for the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) and for any Cash Collateral use or DIP Financing provided by the Senior Lenders and that any Note Lien on such additional collateral will be subordinated to the Lien on such collateral securing the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) and any such DIP Financing provided by the Senior Lenders (and all obligations relating thereto) and to any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Note Liens are so subordinated to such Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) under the Intercreditor Agreement.

If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any assets of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Working Capital Facility Obligations and the Note Obligations, then, to the extent the debt obligations distributed on account of the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Senior Lender Indebtedness Cap) and the Note Obligations are secured by Liens on the same assets, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

The Collateral Agent, for itself and each of the Holders, agrees that none of them will object to or oppose a sale or other disposition of any Shared Collateral free and clear of security interests, liens or other claims under Section 363 of the Bankruptcy Code if the Working Capital Facility Collateral Agent has consented to such sale or disposition of such assets, and such motion does not impair the rights of the Holders under Section 363(k) of the Bankruptcy Code; provided, that the Senior Lender Indebtedness Cap will be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal or face amount of the Working Capital Facility Indebtedness.

Except as otherwise expressly set forth in the provisions of the Intercreditor Agreement or in connection with the exercise of remedies with respect to the Shared Collateral, nothing in the Intercreditor Agreement will limit the rights of the Collateral Agent or the Holders from seeking adequate protection with respect to their rights in the Shared Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) and the Working Capital Facility Collateral Agent and the Senior Lenders shall agree that none of them will contest (or support any other person contesting) any such request for adequate protection made in accordance with the Intercreditor Agreement.

Release of Liens in Respect of Notes

The Indenture provides that the Note Liens upon the Collateral will no longer secure the Notes or any other Note Obligations, and the right of the Holders to the benefits and proceeds of the Note Liens on the Collateral will terminate and be discharged automatically:

(1)   upon satisfaction and discharge of the Indenture as set forth under “—Satisfaction and Discharge;”

(2)   upon a Legal Defeasance of the Notes under the Indenture as set forth under “—Legal Defeasance and Covenant Defeasance;”

(3)   upon payment in full and discharge of all Notes outstanding under the Indenture and all Note Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged;

(4)   in whole or in part, with the consent of the Holders of Notes in accordance with the provisions of the Indenture described below under “—Amendment, Supplement and Waiver;” or

(5)   to the extent not otherwise terminated and discharged, with respect to any asset that is or becomes an Excluded Asset;

provided, that, in each case, the Collateral Agent and the Trustee have received all documentation, if any, that may be required by the Trust Indenture Act in connection therewith. In connection with any release of Collateral as provided for above, the Collateral Agent will promptly execute any release documentation with respect thereto reasonably requested by the Company.

Relative Rights

The Indenture provides that nothing in the Note Documents will:

(1)   impair, as between the Company and the Holders, the Company’s obligations to pay principal of, premium and interest (including Additional Interest, if any) on the Notes in accordance with their terms or any of the Company’s other obligations or any Guarantor’s obligations;

(2)   affect the relative rights of Holders as against any of the Company’s or the Guarantors’ other creditors (other than holders of Working Capital Facility Liens and Pari Passu Indebtedness Liens);

(3)   restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described above under “—Intercreditor Agreement”);

(4)   restrict or prevent any Holder of Notes or the Collateral Agent from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions described above under “—Intercreditor Agreement;” or

(5)   restrict or prevent any Holder of Notes or the Collateral Agent from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions described above under “—Intercreditor Agreement.”

Conversion of the Notes

Subject to the procedures and exceptions described below, Holders may convert any of their Notes, in whole or in part, at any time after 90 days from the initial issue date of the notes until the close of business on the Business Day immediately preceding the final maturity date of the Notes, into shares of the Company’s common stock (the “conversion shares”) at an initial conversion rate equivalent to 120.627 shares of common stock per $1,000 principal amount of Notes, subject to adjustment as described below, which is based upon an initial conversion price equivalent to approximately $8.29 per share. If a Holder converts Notes on any date when the Company is required to pay Liquidated Damages as described under “—Registration Rights; Liquidated Damages,” the conversion rate shall be multiplied by 103%. A Holder may convert Notes in part so long as such part is $1,000 principal amount or a multiple of $1,000.

To convert Notes into shares of the Company’s common stock, a Holder must do the following:

•       complete and manually sign the conversion notice on the back of the Note or facsimile of the conversion notice and deliver such notice to the Conversion Agent, which initially is the Trustee;

•       surrender the Note to the Conversion Agent;

•       if required, furnish appropriate endorsements and transfer documents;

•       if required, pay all transfer or similar taxes; and

•       if required, pay funds equal to interest payable on the next interest payment date.

Subject to certain exceptions described below and under “—Notice of Specified Corporate Transactions” and “—Notice of Certain Designated Events,” the Company will deliver the conversion shares in respect of Notes surrendered for conversion to converting Holders and pay cash in lieu of fractional shares, if any, as promptly as practicable after the conversion date, but in no event later than three Business Days thereafter, subject to the above-referenced exceptions. Delivery of the conversion shares and cash in lieu of fractional shares, if any, will be deemed to satisfy our obligation to pay the Aggregate Accreted Principal Amount of the Notes plus all accrued and unpaid interest and Liquidated Damages, if any, on the Notes. As a result, accrued but unpaid interest and accrued accretion premium to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

The date a Holder complies with these requirements will be the conversion date under the Indenture. The Notes will be deemed to have been converted immediately prior to the close of business on the conversion date. If a Holder’s interest is a beneficial interest in a global Note, in order to convert, such Holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global Note. A certificate, or a book-entry transfer through DTC, for the number of shares of the Company’s common stock deliverable upon conversion, together with a cash payment for any fractional shares, will be delivered through the Conversion Agent as promptly as practicable following the date on which the Company determines the number of shares of common stock and cash in lieu of fractional shares to be received, but in no event later than the third Business Day thereafter.

If the Company calls Notes for redemption, Holders may convert the Notes only until the close of business on the Business Day immediately preceding the redemption date, after which time Holders’ right to convert will expire unless the Company defaults in the payment of the redemption price. If a Holder has already delivered a repurchase notice or a designated event repurchase notice with respect to a Note called for redemption, the Holder may not surrender that Note for conversion until the Holder has withdrawn the notice in accordance with the Indenture.

Notwithstanding the foregoing, if Notes are converted after a record date but prior to the next interest payment date, Holders of such Notes at the close of business on the record date will receive the interest payable and Liquidated Damages, if any, on such Notes on the corresponding interest payment date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (or, in the event the Company has elected to pay interest with respect to such period by issuing Additional Notes, by Notes in the principal amount of the Additional Notes payable as interest with respect thereto) and Liquidated Damages, if any, payable on the Notes so converted; provided that no such interest payment and Liquidated Damages, if any, need be made to the Company (i) if the Company has specified a redemption date that is after a record date but on or prior to the next interest payment date, (ii) if the Company has specified a repurchase date following a designated event that is after a record date but on or prior to the next interest payment date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Notice of Specified Corporate Transactions

If the Company elects to:

•       distribute to all Holders of its common stock rights, warrants or options to purchase its common stock for a period expiring within 45 days of the record date for such distribution at a price less than the average of the closing prices of its common stock for the ten days immediately preceding the declaration date for such distribution; or

•       distribute to all Holders of its common stock, assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing price of its common stock on the day preceding the declaration date for such distribution;

the Company must notify the Trustee and the Holders of Notes at least ten days prior to the ex-dividend date for such distribution.

In addition, if the Company is party to a consolidation, merger or binding share exchange pursuant to which its common stock would be converted into cash, securities or other property, the Company must notify the Trustee and the Holders of the Notes at least ten days prior to the record date for such transaction, or if there is no record date, at least ten trading days prior to the anticipated effective date for such transaction. If the Company is a party to a consolidation, merger or binding share exchange pursuant to which its common stock is converted into cash, securities or other property (regardless of whether the transaction constitutes a fundamental change), then after the effective date of the transaction, the Holders’ rights to convert Notes into shares of the Company’s common stock will be changed into the right to convert Notes into the kind and amount of cash, securities or other property that the Holder would have received if the Holder had converted its Notes immediately prior to the transaction. If the transaction also constitutes a designated event, as defined below under “—Repurchase at Option of the Holder Upon a Designated Event,” the Holder can require the Company to repurchase all or a portion of its Notes as described under “—Repurchase at Option of the Holder Upon a Designated Event.”

Notice of Certain Designated Events

The Company must give notice (the “effective date notice”) to all record Holders and to the Trustee at least ten days prior to the anticipated effective date of any transaction described in clause (3) of the definition of a fundamental change, as limited by the paragraph following the definition of a fundamental change (both as set forth under “—Repurchase at Option of the Holder Upon a Designated Event”). If Holders convert their Notes following the effective date of such designated event, then the Holders’ rights to convert Notes into shares of the Company’s common stock will be changed into the right to convert Notes into the kind and amount of such cash, securities or other property that the Holder would have received if the Holder had converted its Notes immediately prior to such designated event.

Notwithstanding delivery of the effective date notice by the Company as described above, no make-whole premium (as described below under “—Designated Event Make-Whole Amount”) will be payable if the related designated event does not occur.

Conversion Rate Adjustments

The conversion rate is subject to adjustment, without duplication, upon the occurrence of any of the following events:

(a)    the payment or issuance of the Company’s common stock as a dividend or distribution on its common stock;

(b)   the issuance to all Holders of the Company’s common stock of rights, warrants or options to purchase its common stock for a period expiring within 45 days of the record date for such distribution at a price less than the average of the closing prices for the ten trading days preceding the declaration date for such distribution; provided that the conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised;

(c)    subdivisions, splits or combinations of its common stock;

(d)   distributions by the Company to all Holders of its common stock of shares of its Capital Stock, evidences of its Indebtedness, property or assets, including rights, warrants, options and other securities but excluding dividends or distributions covered by clauses (a) or (b) above or any dividend or distribution paid exclusively in cash; in the event that the Company distributes Capital Stock of, or similar Equity Interests in, a Subsidiary or other business unit of the Company, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of the Company’s common stock, in each case based on the average closing sales prices of those securities (where such closing prices are available) for the ten trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such distribution on the Nasdaq Global Market or such other principal national or regional exchange or market on which the securities are then listed or quoted;

(e)    the payment of cash as a dividend or distribution on the Company’s common stock, excluding any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, in which case the conversion rate will be adjusted by multiplying the applicable conversion rate by a fraction, the numerator of which will be the current market price of the Company’s common stock on the record date for such dividend or distribution and the denominator of which will be the current market price of its common stock on such record date minus the per share amount of such dividend or distribution; or

(f)    the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Company’s common stock to the extent that the cash and value of any other consideration included in the payment per share of the Company’s common stock exceeds the closing price per share of the Company’s common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

“Current market price” shall mean the average of the daily closing prices per share of the Company’s common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the “ex” date with respect to the distribution requiring such computation. For purpose of this paragraph, the term “ex” date, when used with respect to any distribution, means the first date on which the Company’s common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such distribution. The Company will make adjustments to the current market price in accordance with the Indenture to account for the occurrence of certain events during the ten consecutive trading day period.

To the extent that any rights plan adopted by the Company in the future is in effect upon conversion of the Notes, Holders will receive, in addition to the Company’s common stock or other consideration issuable upon conversion, the rights under the rights plan unless the rights have separated from the Company’s common stock at the time of conversion, in which case the conversion rate will be adjusted as if the Company distributed to all Holders of its common stock, shares of its Capital Stock, evidences of Indebtedness, property or assets as described in clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•       any reclassification of the Company’s common stock;

•       a consolidation, merger or binding share exchange involving the Company; or

•       a sale or conveyance to another person or entity of all or substantially all of the Company’s property and assets;

in which Holders of the Company’s common stock receive stock, other securities, other property, assets or cash for their shares of Company common stock, then, following the effective date of such event, the Holders’ rights to convert Notes into shares of the Company’s common stock will be changed into the right to convert Notes into the other securities, other property, assets or cash received in respect of the Company’s common stock in connection with such event. In the event Holders of the Company’s common stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the Notes shall be convertible into the consideration that a majority of the Holders of the Company’s common stock who made such an election received in such transaction. The Company will notify Holders and the Trustee as promptly as practicable following the date it publicly announces such transaction but in no event less than 15 days prior to the anticipated effective date of such transaction.

In the event the Company issues or sells any common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock in one or more transactions during the first two years following the date of the Indenture at an effective weighted average price per share below the then-effective conversion price, which issuances or sales together amount to aggregate gross proceeds of at least $25.0 million, the conversion price of the notes will be reduced (but not increased) to the weighted average price per share at which such common stock or other securities was sold, and the conversion rate on the Notes shall be increased accordingly. In addition, in the event the Company does not issue or sell common stock for aggregate gross proceeds of at least $50.0 million in one or more transactions during the first two years following the date of the Indenture, the conversion price will be reduced (but not increased) to a price that is equal to the volume weighted average closing sale prices of the Company’s common stock on the principal national securities exchange or the Nasdaq Global Market on which it trades for the twenty consecutive trading days ending on the date that is two years after the date of the Indenture, and the conversion rate on the Notes will be increased accordingly; provided that the conversion price and the conversion rate shall not be adjusted beyond an amount that would result in the conversion price being adjusted greater than 25% below the initial conversion price.

The Company may, from time to time, increase the conversion rate if its Board of Directors has made a determination that this increase would be in its best interests. Any issuance of shares upon conversion of the Notes after such increase will be subject to the Share Cap until 20 days after the mailing of this information statement. Any such determination by the Company’s Board of Directors will be conclusive. In addition, we may increase the conversion rate if its Board of Directors deems it advisable to avoid or diminish any income tax to Holders of the Company’s common stock resulting from any stock or rights distribution.

Notwithstanding the foregoing, no adjustment to the conversion rate will be made in connection with a merger, consolidation or other transaction effected solely for the purpose of changing the Company’s jurisdiction of incorporation to any other state within the United States.

Except as described above in this section, the Company will not adjust the conversion rate for any issuance of its common stock or convertible or exchangeable securities or rights to purchase its common stock or convertible or exchangeable securities.

Share Issuance Cap

Notwithstanding any other provision of the Notes or the Indenture, in no event will we issue more than an aggregate of 28,767,197 shares of our common stock upon conversions of the Notes and in payment of make-whole premium obligations unless we have previously received stockholder approval for issuances of shares of our common stock in excess of that number of shares in accordance with, and to the extent required by, the Nasdaq Marketplace rules, and any Holder who would otherwise be entitled to receive shares upon such conversion of the Notes in excess of such number shall instead be entitled to receive cash in an amount equal to the volume weighted average closing sale prices per share of our common stock on the principal national securities exchange or the Nasdaq Global Market on which it trades for the ten consecutive trading days ending the last trading day before the conversion date in lieu of each share of common stock that such Holder would otherwise be entitled to receive in excess of such number. On November 8, 2006, we obtained written consent from the holders of a majority of our voting stock to issue shares in excess of such number upon conversion of the Notes. However, under applicable securities laws, we cannot take any action until 20 calendar days after the mailing of this information statement. Accordingly, 20 calendar days after the mailing of this information statement, we will have the option to either pay Holders cash as described or issue shares of our common stock upon such conversions and payments of make-whole premiums.

Redemption at Maturity

Unless previously redeemed or converted as herein provided, the Company will redeem the Notes at 125.411% of their principal amount (the “Redemption Amount”) on November 15, 2012. The Company may redeem the Notes in whole or in part prior to that date as provided below under “—Optional Redemption.” In addition, under certain circumstances the Company may be obligated to redeem the Notes in whole or in part at the option of Holders as described below under “—Repurchase at Option of the Holder Upon a Designated Event” and “—Limitations on Asset Sales.”

Conversion prior to November 15, 2009

In addition to the conversion shares and cash for fractional shares described above under “—Conversion of the Notes,” in the event a Holder elects to convert Notes prior to November 15, 2009, such Holder shall be entitled to receive a make-whole premium. This amount will consist of the present value of all required interest payments on the Notes as if paid in cash from the date of such conversion through November 15, 2009 (including any accrued but unpaid interest), computed using a discount rate equal to the Reinvestment Yield determined on the date of conversion (the “Conversion Make-Whole Amount”), provided that the Conversion Make-Whole Amount shall in no event be greater than $130.277 per $1,000 principal amount of Notes so converted prior to such date. The Company shall have 30 days from the date of conversion to pay the Conversion Make-Whole Amount.

Such payment shall include the Holder’s pro rata amount of the amounts in the Escrow Account in the event of conversion prior to November 15, 2008, with the balance of the payment payable, at the Company’s option, in cash, shares of the Company’s common stock, or a combination of cash and shares, provided that the issuance of shares of the Company’s common stock in payment of this make-whole premium will be subject to the Share Cap until 20 days after the mailing of this information statement. Any such shares of the Company’s common stock will be valued at the volume weighted average closing sale prices of such common stock on the principal national securities exchange or the Nasdaq Global Market on which it trades for the ten consecutive trading days ending the last trading day before the conversion date and the number of shares of the Company’s common stock to be delivered to Holders in satisfaction of such stock payment election will be at a 5.0% discount to the stock price.

Optional Redemption

The Company may not redeem the Notes before November 15, 2010. The Company may redeem the Notes, at its option, in whole or in part at any time on or after November 15, 2010, upon not less than 30 nor more than 60 days’ notice, at 100% of the Aggregate Accreted Principal Amount, together with accrued and unpaid interest, including Liquidated Damages, if any, thereon, up to the redemption date; provided that for twenty of the preceding thirty consecutive trading days on the principal national securities exchange or the Nasdaq Global Market on which it trades, the Company’s common stock has had (i) a closing sale price at least equal to 1.50 times the then effective conversion price, and (ii) a daily trading volume for each such trading day, when multiplied by the closing sale price for such trading day, equals at least $8.0 million. For so long as at least $215.0 million aggregate principal amount of the Notes remains outstanding, the Company may not redeem more than 50% of the then outstanding principal amount of Notes in any 90-day period.

If the redemption date falls after a record date and on or prior to the corresponding interest payment date, the Company will pay the full amount of accrued and unpaid interest, including Liquidated Damages, if any, due on such interest payment date to the Holder of record at the close of business on the corresponding record date. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in full satisfaction of the applicable redemption price, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption, pursuant to the Indenture.

Selection and Notice of Redemption

If the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1)   in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2)   if the Notes are not then listed on a national securities exchange, on a pro rata basis or by such method as the Trustee may reasonably determine is fair and appropriate.

No Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Note will be made).

Mandatory Redemption; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes prior to maturity. In addition, under certain circumstances, the Company may be required to offer to purchase the Notes as described under “—Repurchase at Option of the Holder Upon a Designated Event” and “—Limitations on Asset Sales.” The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at Option of the Holder Upon a Designated Event

If a Designated Event occurs at any time prior to the maturity of the Notes, a Holder may require the Company to repurchase its Notes, in whole or in part, for cash on a repurchase date specified by the Company that is not less than 20 nor more than 30 days after the date of our notice of the Designated Event (the “Designated Event Repurchase Date”). The Notes will be repurchased only in multiples of $1,000 principal amount.

The Company will repurchase the Notes at a price equal to 101% of the Aggregate Accreted Principal Amount of the Notes to be repurchased, plus accrued and unpaid interest, and Liquidated Damages, if any, up to, but excluding, the repurchase date. Notwithstanding the foregoing, if a repurchase date falls after an interest payment record date but on or prior to the corresponding interest payment date, the Company will pay the full amount of accrued and unpaid interest, and Liquidated Damages, if any, on such interest payment date to the Holder of record at the close of business on the corresponding record date.

The Company must give to all record Holders a notice of a Designated Event within 15 Business Days after it has occurred. The Company is also required to deliver to the Trustee a copy of the Designated Event notice. If a Holder elects to require the Company to repurchase its Notes, such Holder must deliver to the Company or its designated agent, on or before the close of business on the repurchase date specified in the Designated Event notice, such Holder’s repurchase notice and any Notes to be repurchased, duly endorsed for transfer.

The repurchase notice from the Holder must state:

•       if certificated Notes have been issued, the Note certificate numbers (or, if such Holder’s Notes are not certificated, the repurchase notice must comply with appropriate DTC procedures);

•       the portion of the principal amount of Notes to be repurchased, which must be in $1,000 multiples; and

•       that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

A Holder may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The withdrawal notice must state:

•       the principal amount of the withdrawn Notes;

•       if certificated Notes have been issued, the certificate numbers of the withdrawn Notes (or, if such Holder’s Notes are not certificated, the withdrawal notice must comply with appropriate DTC procedures); and

•       the principal amount, if any, that remains subject to the repurchase notice.

Payment of the repurchase price for a Note for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Note, together with necessary endorsements, to the paying agent at its corporate trust office in The City of New York, Borough of Manhattan at any time after delivery of the repurchase notice. Payment of the repurchase price for the Note will be made promptly following the later of the Business Day immediately following the repurchase date and the time of book-entry transfer or delivery of any such Notes. If the paying agent holds money sufficient to pay the repurchase price of the Note on the Business Day immediately following the repurchase date, then, on and after that date:

•       the Note will cease to be outstanding;

•       interest and Liquidated Damages, if any, will cease to accrue; and

•       all other rights of the Holder will terminate, other than the right to receive the repurchase price upon delivery of the Note.

This will be the case whether or not book-entry transfer of the Note has been made or the Note has been delivered to the Paying Agent.

A “Designated Event” will be deemed to have occurred upon a “fundamental change” or a “termination of trading” as such terms are defined below.

A “fundamental change” generally will be deemed to occur at such time as:

(1)   any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or a “group” the majority of the voting power of the shares of the Company’s Capital Stock beneficially owned by which is beneficially owned by Permitted Holders, is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors;

(2)   the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

(a)           individuals who on the Original Issue Date constituted the Company’s Board of Directors; and

(b)          any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the Company’s Board of Directors, or if applicable, a majority of the Company’s directors on the Board of Directors’ nominating committee then still in office who were either directors on the Original Issue Date or whose election or nomination for election was previously so approved;

(3)   the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the continuing or surviving person’s voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving person;

(4)   the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s assets or properties to any “person’ or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(5)   the Company is liquidated or dissolved or Holders of the Company’s Capital Stock approve any plan or proposal for its liquidation or dissolution.

However, a “fundamental change” will not be deemed to have occurred if, in the case of a merger or consolidation, 90% or more of the total consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the fundamental change consists of common stock and any associated rights traded on a United States national securities exchange or quoted on the Nasdaq Global Market (or which will be so traded or quoted when issued or exchanged in connection with such fundamental change), and, as a result of such transaction or transactions, the Holders’ rights to convert Notes into shares of the Company’s common stock will be changed into the right to convert Notes into the kind and amount of cash, securities or other property that the Holder would have received if the Holder had converted its Notes immediately prior to such transaction or transactions.

The term “fundamental change” is limited to specified events and may not include other events that might adversely affect the Company’s financial condition or business operations. The Company’s obligation to offer to repurchase the Notes upon a fundamental change would not necessarily afford a Holder protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving the Company. A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq Global Market for a 90-day period.

Notwithstanding the foregoing, no Notes may be surrendered for repurchase in connection with a merger, consolidation or other transaction effected solely for the purpose of changing the Company’s jurisdiction of incorporation to any other state within the United States.

No Notes may be repurchased by the Company at the option of the Holders upon a Designated Event if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The Company will comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act, as amended, to the extent applicable, in the event of a Designated Event.

This Designated Event repurchase right could discourage a potential acquiror of the Company. However, this Designated Event repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions.

The Company’s ability to repurchase Notes for cash upon the occurrence of a Designated Event will be subject to the limitations imposed by existing and any future credit agreements or Indebtedness. In addition, any future credit agreements or Indebtedness may expressly prohibit the Company’s repurchase of Notes upon a Designated Event or may provide that a Designated Event is prohibited or constitutes an event of default under that agreement. If a Designated Event occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to repurchase the Notes or could attempt to refinance their debt. If the Company does not obtain consent or refinance their debt, it would not be permitted to repurchase the Notes. The Company’s failure to repurchase tendered

Notes would constitute an event of default under the Indenture, which could also constitute a default under the terms of other agreements.

Designated Event Make-Whole Amount

In addition to the conversion shares and cash described above under “—Conversion of the Notes,” in the event a Holder elects to convert Notes on or prior to November 15, 2010 in connection with a transaction described in clause (3) of the definition of a fundamental change, as limited by the paragraph following the definition of a fundamental change (both as set forth under “—Repurchase at Option of the Holder Upon a Designated Event”), such Holder shall be entitled to receive a make-whole premium within 20 days after the consummation of such Designated Event. This make-whole premium will be equal to the present value on the Designated Event Conversion Date of all required interest payments on the Notes as if paid in cash from the effective date of such fundamental change through November 15, 2010 (including any accrued but unpaid interest), computed using a discount rate equal to the Reinvestment Yield (the “Designated Event Make-Whole Amount”). Holders will only be eligible to receive the Designated Event Make-Whole Amount, unless otherwise converting under the voluntary conversion provision described above in “—Conversion of the Notes” and eligible for the Conversion Make-Whole Amount described above in “—Conversion prior to November 15, 2009,” if the market price of the Company’s common stock immediately following the announcement of such fundamental change is equal to or greater than the market price of the Company’s common stock on the date of issuance of the Notes and less than three times the market price of the Company’s common stock on the date of issuance of the Notes.

Such payment shall include the Holder’s pro rata amount of the amounts in the Escrow Account in the event of conversion prior to November 15, 2008, with the balance of the payment payable, at the Company’s option, in (i) cash, (ii) shares of the Company’s common stock valued at the volume weighted average closing sale prices of such common stock on the principal national securities exchange or the Nasdaq Global Market on which it trades for the ten consecutive trading days ending the last trading day before the conversion date and the number of shares of the Company’s common stock to be delivered to Holders in satisfaction of such stock payment election will be at a 5.0% discount to the stock price, provided that the issuance of shares of the Company’s common stock in payment of this make-whole premium will be subject to the Share Cap until 20 days after the date of mailing of this information statement, (iii) the consideration received triggering such Designated Event, or (iv) a combination of cash, shares and such consideration.

Certain Covenants

Limitation on Restricted Payments.   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)   declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends, payments or distributions payable to the Company or a Restricted Subsidiary);

(2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or its Restricted Subsidiaries (other than any such Equity Interests owned by the Company or any Guarantor);

(3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among the Company and any of the Guarantors), except a payment of interest or principal at the Stated Maturity thereof; or

(4)   make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”).

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)   the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company;

(2)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(3)   the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; and

(4)   the payment of any dividend or other payment or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis.

Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Guarantors will be entitled to incur Indebtedness (including Acquired Indebtedness) and issue Disqualified Stock if, on the date of such incurrence or issuance, as applicable, and after giving effect thereto on a pro forma basis (including pro forma application of the net proceeds therefrom), the Consolidated Coverage Ratio exceeds 2.0 to 1.0; provided further, that the foregoing will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)   the incurrence by the Company and the Guarantors of additional Indebtedness and letters of credit under the Working Capital Facility in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) not to exceed $50.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company to repay any Indebtedness under the Working Capital Facility and effect a corresponding permanent commitment reduction thereunder pursuant to the covenant described below under “—Limitation on Asset Sales;”

(2)   so long as no Default has occurred and is continuing, at any time after the Company’s Field EBITDA has equaled or exceeded $75.0 million, on an annualized basis, for two consecutive fiscal quarters for which financial statements are available, the incurrence by the Company and the Guarantors, other than a Guarantor that holds any of the Company’s 24 GHz or 39 GHz FCC Licenses, of additional Indebtedness, in an amount equal to 1.50 times the amount of net cash proceeds from the issuance of Equity Interests (other than Disqualified Stock) after the date of the Indenture (other than resulting from the conversion of the Notes), in an aggregate principal amount at any one time outstanding under this clause (2), together with any Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (2), not to exceed $250.0 million, provided that such Indebtedness has a weighted Average Life greater than the remaining Average Life of the Notes, and provided further, that prior to the incurrence of any such Indebtedness, the Company delivers an officers’ certificate to the Trustee certifying that the Company has complied with this clause (2);

(3)   so long as no Default has occurred and is continuing, the incurrence by the Company of additional Indebtedness, in an amount equal to 80% of the aggregate principal amount of Notes that have been converted after the date of the Indenture, provided that such Indebtedness (i) is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, (ii) does not mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Indebtedness, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, (iii) bears cash interest (or any similar payments), if at all, in an amount not to exceed 12.0% per annum and (iv) prohibits the payment of cash interest (and any similar payments) during any period in which the Company has exercised its option to pay interest on the Notes in the form of Additional Notes, or if the Company has Defaulted in the payment of interest on the Notes; and provided further, that prior to the incurrence of any such Indebtedness, the Company delivers an officers’ certificate to the Trustee certifying that the Company has complied with this clause (3);

(4)   the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the date of the Indenture or pursuant to the option to purchase additional Notes in the offering, and any Additional Notes issued as interest on the Notes, and the Guarantees with respect thereto;

(5)   the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred pursuant to this clause (5) and clauses (2), (4) and (12) of this paragraph;

(6)   the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)           if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and the Guarantees; and

(b)          any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or (ii) sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness that was not permitted by this clause (6);

(7)   the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that any (a) subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company, or (b) sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock that was not permitted by this clause (7);

(8)   the incurrence by the Company of Hedging Obligations in the ordinary course of business;

(9)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(10) the incurrence by the Company or any Restricted Subsidiaries of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary of the Company, in an aggregate amount at any time outstanding not to exceed $10.0 million, provided that the aggregate amount of Indebtedness outstanding under this clause (10) and clause (14) will together not exceed $10.0 million at any time;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(13) the incurrence by the Company of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or satisfy and discharge the Notes in accordance with the provisions of the Indenture; and

(14) the incurrence by the Company or any of its Restricted Subsidiaries of any other Indebtedness not otherwise permitted to be incurred under the terms of the Indenture in an aggregate amount at any time outstanding not to exceed $5.0 million, provided that the aggregate amount of Indebtedness outstanding under this clause (14) and clause (10) will not together exceed $10.0 million at any time.

The amount of any Indebtedness outstanding as of any date will be:

(1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)   the principal amount of the Indebtedness, in the case of any other Indebtedness.

Limitation on Asset Sales.   The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)   the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)   at least 85% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a)           any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Subsidiary (other than contingent liabilities and Indebtedness that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to (1) a customary novation agreement that releases the Company or such Subsidiary from further liability or (2) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Subsidiary from and against any loss, liability or cost in respect of such assumed liability;

(b)          any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)           any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)   to repay Indebtedness and other Obligations under the Working Capital Facility and to correspondingly reduce commitments with respect thereto;

(2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company and a Guarantor;

(3)   to make capital expenditures in a Permitted Business; or

(4)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce borrowings under the Working Capital Facility or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will, within five days thereof, make an Asset Sale Offer to all Holders of Notes and all holders of other senior secured Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the Aggregate Accreted Principal Amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will include the Holder’s pro rata amount of the amounts in the Escrow Account, with the balance of the purchase price payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the Aggregate Accreted Principal Amount of the Notes and the amount of other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on Liens.   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Maintenance of Insurance.   The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)   any encumbrance or restriction pursuant to an agreement in effect on the date of the issuance of the Notes;

(2)   Permitted Refinancing Indebtedness, provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(3)   the Indenture, the Collateral Agreements, the Notes and the Guarantees;

(4)   applicable law, rule, regulation or order;

(5)   customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(7)   Liens permitted to be incurred under the provisions of the covenant described above under “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(8)   provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(9)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Company will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell any Equity Interests of a Restricted Subsidiary of the Company except:

(1)   to the Company or a wholly-owned Restricted Subsidiary of the Company;

(2)   issuances of director’s qualifying shares, or sales to foreign nationals of Equity Interests of Foreign Restricted Subsidiaries of the Company, to the extent required by applicable law;

(3)   if immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made in accordance with the covenant described under “—Limitation on Restricted Payments” if made on the date of such issuance or sale; or

(4)   issuances or sales of common stock of a Restricted Subsidiary of the Company, provided that the Company or such Restricted Subsidiary applies the Net Proceeds, if any, of any such issuance or sale in accordance with the covenant described under “—Limitation on Asset Sales.”

Merger, Consolidation and Sale of Assets.   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)   consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary is the surviving corporation); or

(2)   sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(a)           if the Company or such Restricted Subsidiary is a party to such transaction, either (i) the Company or such Restricted Subsidiary is the surviving corporation or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b)          if the Company or such Restricted Subsidiary is a party to such transaction, the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or such Restricted Subsidiary under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(c)           immediately after such transaction, no Default or Event of Default exists;

(d)          except to the extent waived by the FCC or as would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Restricted Subsidiaries, taken as a whole, the Company and its Restricted Subsidiaries have obtained all required FCC consents under the Communications Act in relation to such sale, assignment, transfer, conveyance, or other disposition; and

(e)           the Company or the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, conveyance or other disposition is made (if other than the Company), will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction.

In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation and Sale of Assets” covenant will not apply to:

(A)  a merger of the Company or a Restricted Subsidiary with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(B)   any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries that are Guarantors.

Limitation on Transactions with Affiliates.   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (each, an “Affiliate Transaction”), unless:

(1)   the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)   the Company delivers to the Trustee:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million (other than an Ordinary Course Affiliate Transaction), a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company;

(b)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million (other than an Ordinary Course Affiliate Transaction), an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

(c)           with respect to any Ordinary Course Affiliate Transaction or series of related Ordinary Course Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Ordinary Course Affiliate Transaction complies with this covenant and that such Ordinary Course Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)   any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)   transactions exclusively between or among the Company and/or the Guarantors;

(3)   transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)   payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company or its Restricted Subsidiaries;

(5)   Restricted Payments that do not violate the provisions of the Indenture described above under “—Limitation on Restricted Payments;”

(6)   loans or advances to employees in the ordinary course of business, and in compliance with applicable law, not to exceed $1.0 million in the aggregate at any one time outstanding; and

(7)   any agreement as in effect on the date of the issuance of the Notes or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Holders of the Notes).

Anti-Layering.   The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Guarantee on substantially identical terms.

Additional Guarantees.   If the Company or any of its Restricted Subsidiaries organize, acquire or otherwise create or invest in another Person that is or becomes a Domestic Restricted Subsidiary that is not a Guarantor, then the Company shall cause such Domestic Restricted Subsidiary that is not a Guarantor to:

(1)   execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2)   execute and deliver to the Collateral Agent, amendments to the Collateral Agreements and take such other actions as the Collateral Agent deems reasonably necessary in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreements, by law or as may be reasonably requested by the Collateral Agent;

(3)   take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing; and

(4)   deliver to the Trustee an opinion of counsel that such supplemental indenture and Guarantee, and amendments to the Collateral Agreements and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Further Assurances Relating to the Collateral.   The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property included as Collateral. The Company shall, and shall cause each of its Restricted Subsidiaries to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect and continue the perfection of the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

Real Estate Mortgages and Filings.   With respect to any fee interest in any land and the related improvements (including fixtures) thereon (individually and collectively, the “Premises”) (i) owned by the Company or a Restricted Subsidiary on the Original Issue Date and that has a Fair Market Value on such date of greater than $1.0 million or (ii) acquired by the Company or a Restricted Subsidiary after the Original Issue Date for a purchase price of greater than $1.0 million, within 90 days of the Original Issue Date in the case of clause (i) above and within 90 days of the acquisition thereof in the case of clause (ii) above:

(1)   the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of mortgages, each dated as of the Original Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)   the Company shall deliver to the Collateral Agent, mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related mortgage, insuring that title to such property is marketable and that the interests created by the mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens;

(3)   the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit and/or indemnity from the Company or the applicable Restricted Subsidiary, as the case may be, stating that to its knowledge there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Company or Restricted Subsidiary, as applicable, of such Premises for the Company or such Restricted Subsidiary’s business as so conducted, or intended to be conducted, at such Premises at the time of delivery thereof and in each case, in form sufficient for the title insurer issuing the title policy to remove the standard survey exception from such policy and issue a survey endorsement to such policy; and

(4)   the Company shall cause to be delivered to the Collateral Agent, an opinion of counsel that such mortgage and any other documents required to be delivered have been duly authorized, executed and delivered by the Company or such Restricted Subsidiary, as applicable, and constitute legal, valid, binding and enforceable obligations of the Company or such Restricted Subsidiary, as applicable, and such other opinions regarding the perfection of such Liens created by such mortgage in such Premises as the Collateral Agent shall reasonably request.

Conduct of Business.   The Company will not, and will not permit any of its Restricted Subsidiaries to engage in any business other than a Permitted Business.

Designation of Restricted and Unrestricted Subsidiaries.   The Indenture provides that the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its

Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described under “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. The determination of Fair Market Value for the foregoing purposes will be made by the Board of Directors of the Company, whose determination will be conclusive.

Payments for Consent.   The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, any Collateral Agreement, the registration rights agreement or the Notes, unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports to Holders.   Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes and will post on the Company’s website for public availability, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial statements and financial information that would be required to be filed with the SEC with Forms 10-Q and 10-K if the Company were required to file such reports (when and as if filed).

All such financial statements will be prepared in all material respects in accordance with SEC Regulation S-X and will be accompanied by:

(1)   a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in substantially the form that would be required if filed with the SEC with a Form 10-Q or 10-K, as the case may be;

(2)   all current reports that would be required to be filed with the SEC in current reports on Form 8-K if the Company were required to file such reports; and

(3)   in the case of annual financial statements, an audit report thereon by the Company’s independent public accountants.

In addition, for so long as any Notes remain outstanding, if at any time the Company is not required to file with the SEC the reports required in this section, the Company will furnish to Holders of Notes and to securities analysts and prospective investors of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

Each of the following is an “Event of Default”:

(1)   default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes;

(2)   default in the payment when due (at maturity or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)   default in the Company’s obligation to deliver shares of its common stock, cash or other property upon conversion of the Notes as required under the Indenture and such default continues for a period of five days;

(4)   failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under “—Repurchase at Option of the Holder Upon a Designated Event,” “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” “—Certain Covenants—Limitations on Asset Sales” or “—Certain Covenants—Merger, Consolidation and Sale of Assets;”

(5)   failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with any of the other agreements in the Indenture or any Collateral Agreement; provided, however, that with respect to a failure by the Company to comply with the covenant described under “—Certain Covenants—Reports to Holders,” such period shall be 90 days, rather than 60 days;

(6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a)           is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness when due, or if applicable, prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)          results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(7)   failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)   (i) any revocation, cancellation or relinquishment, which action is not subject to further appeal, of the Company’s or its Restricted Subsidiaries’ (a) 24 GHz FCC Licenses covering a population equal to or greater than 5.0% of the population covered by all of the Company’s and its Restricted Subsidiaries’ 24 GHz FCC Licenses or (b) 39 GHz licenses covering a population equal to or greater than 33 1/3% of the population covered by all of the Company’s and its Restricted Subsidiaries’ 39 GHz licenses, with the population in each case determined by the most recent official census conducted by the U.S. government and (ii) such FCC License revocation, cancellation or relinquishment, individually or in the aggregate, has a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Restricted Subsidiaries taken as a whole;

(9)   certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Restricted Subsidiaries;

(10) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or any Collateral Agreement ceases to give the Collateral Agent the Liens (other than Liens securing Collateral, individually or in the aggregate, having a Fair Market Value of less than $500,000), rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by any Collateral Agreement or the Indenture;

(11) the Company or any of its Restricted Subsidiaries contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(12) the Guarantee of any Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding Notes plus any remaining escrowed interest and Liquidated Damages, if any, will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes, plus any remaining escrowed interest and Liquidated Damages, if any, to be due and payable immediately. If the Notes become due and payable at any time prior to maturity, the amount that shall become due and payable shall be the Aggregate Accreted Principal Amount of such Notes.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)   Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee pursue the remedy;

(3)   such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)   Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium, if any.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Indenture, in its capacity as trustee of such Indenture, will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company, a Guarantor or the Trustee shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes, the Indenture and the Collateral Agreements (“Legal Defeasance”) except for:

(1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest and premium, if any, on, such Notes when such payments are due from the trust referred to below;

(2)   the rights of Holders of outstanding Notes to convert such Notes into common stock of the Company;

(3)   the Company’s and the Guarantors’ obligations with respect to the Notes and the Guarantees concerning issuing temporary Notes and Guarantees, registration of Notes and Guarantees, mutilated, destroyed, lost or stolen Notes and Guarantees and the maintenance of an office or agency for payment and money for security payments held in trust;

(4)   the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(5)   the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof;

(2)   in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)   in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)   the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company and its Subsidiaries with the intent of defeating, hindering, delaying or defrauding any creditors of the Company and its Subsidiaries or others; and

(7)   the Company must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture and the Notes and Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and Guarantees), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes and Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)   reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)   reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(3)   reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)   waive a Default or Event of Default in the payment of principal of, or interest on, or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)   make any Note payable in money other than that stated in the Notes;

(6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest on, or premium, if any, on, the Notes;

(7)   release any Collateral from the Liens of the pledge and security agreements, except as contemplated by the pledge and security agreements;

(8)   waive a redemption payment or mandatory redemption with respect to any Notes;

(9)   adversely affect the conversion rights of the Holders of the Notes; or

(10) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, any Collateral Agreement, the Notes and the Guarantees:

(1)   to cure any ambiguity, defect or inconsistency;

(2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)   to provide for the assumption of the obligations of the Company or any Guarantor to Holders of such Notes in the case of a merger or consolidation in accordance with the provisions of the Indenture;

(4)   to effect the release of a Guarantor from its Guarantee and the termination of such Guarantee, all in accordance with the provisions of the Indenture governing such release and termination;

(5)   to add any Guarantee or to secure the Notes or any Guarantee;

(6)   to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture, the Notes, the Guarantees or any Collateral Agreement of any such Holder;

(7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

Governing Law

The Indenture, the Notes, the Guarantees, the Collateral Agreements and the registration rights agreement are governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, each of the Trustee and the Collateral Agent will exercise such rights and powers vested in it by the Indenture and the Collateral Agreements, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of each of the Trustee and the Collateral Agent, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, each of the Trustee and the Collateral Agent will be permitted to engage in other transactions; provided that if either the Trustee or the Collateral Agent acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Registration Rights; Liquidated Damages

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines the registration rights of Holders of these Notes. See “Where You Can Find More Information” to learn how you can obtain a copy of the registration rights agreement.

The Company, the Guarantors and the initial purchasers entered into the registration rights agreement at the closing of the offering. Pursuant to the registration rights agreement, the Company and the Guarantors agreed to file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the Notes and if permitted the shares of the Company’s common stock into which the Notes are convertible by the Holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement and for so long as the Notes or the underlying common stock into which the Notes are convertible by the Holders of the Notes, and the Guarantees constitute Transfer Restricted Securities.

“Transfer Restricted Securities” means each Note or the underlying common stock into which the Notes are convertible by the Holders of the Notes until the earliest to occur of:

(1)   the date on which such Note or the underlying common stock into which the Notes are convertible by the Holders of the Notes has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(2)   the date on which such Note or the underlying common stock into which the Notes are convertible by the Holders of the Notes may be distributed by the Holder to the public pursuant to Rule 144(k) under the Securities Act.

The registration rights agreement provides that the Company and the Guarantors will file the Shelf Registration Statement with the SEC on or prior to 90 days after the issuance of the Notes and will use their commercially reasonable efforts to cause the Shelf Registration to become effective on or prior to 180 days after issuance of the Notes.

If:

(1)   the Company and the Guarantors fail to file the Shelf Registration Statement on or before the date specified for such filing;

(2)   the Shelf Registration Statement has not become effective on or prior to the date specified for such effectiveness; or

(3)   the Shelf Registration Statement has become effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then the Company and the Guarantors will pay Liquidated Damages to each holder of Transfer Restricted Securities.

Under the registration rights agreement, the Company will be able to suspend the Shelf Registration Statement upon certain events.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Liquidated Damages will be paid in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities.

All accrued Liquidated Damages will be paid by the Company and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

Holders of Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their Notes or the underlying common stock into which the Notes are convertible by the Holders of the Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors and specified other persons against certain losses arising out of information furnished by such Holder in writing for inclusion in the Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Accretion Premium” means an amount as calculated by the Company that is determined so that such Accretion Premium represents for each Holder, for each $1,000 principal amount of the Notes purchased at the Issue Price on the Original Issue Date, a return of 12.00% per annum, calculated on a semi-annual basis.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, or Indebtedness incurred by such specified Person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or the acquisition of such assets, as the case may be; and

(2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aggregate Accreted Principal Amount” means an amount as calculated by the Company equal to 100% of the principal amount of the Notes redeemed or repurchased or otherwise due plus the Accretion Premium on the principal amount of such Notes. The applicable Aggregate Accreted Principal Amount, as of any specified date (the “Specified Date”), for each $1,000 principal amount of Notes if the Specified Date is one of the following dates (each a “Semi-Annual Date”), is equal to the amount set forth opposite such date below:

Semi-Annual Date	Aggregate Accreted Principal Amount ($)
Original Issue Date	1,000.00000
May 15, 2007	1,015.56084
November 15, 2007	1,031.49449
May 15, 2008	1,048.38415
November 15, 2008	1,066.28720
May 15, 2009	1,085.26444
November 15, 2009	1,105.38030
May 15, 2010	1,126.70312
November 15, 2010	1,149.30531
May 15, 2011	1,173.26363
November 15, 2011	1,198.65944
May 15, 2012	1,225.57901
November 15, 2012	1,254.11375

If the Specified Date occurs between two Semi-Annual Dates, the Aggregate Accreted Principal amount shall be the sum of (A) the Aggregate Accreted Principal Amount for the Semi-Annual Date immediately preceding the Specified Date and (B) an amount equal to the product of (a) the difference of (x) the Aggregate Accreted Principal Amount for the immediately following Semi-Annual Date and (y) the Aggregate Accreted Principal Amount for the immediately preceding Semi-Annual Date and (b) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Date to the Specified Date, calculated on a basis of a 360 day year comprised of twelve 30 day months, and the denominator of which is 180 days, except for the period from the Original Issue Date to the first Semi-Annual Date immediately succeeding the Original Issue Date, which is 186 days.

“Asset Acquisition” means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary of the Company or will be merged or consolidated with or into the Company or any of its Restricted Subsidiaries or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person or any division or line of business of such Person.

“Asset Sale” means in a single transaction or a series of related transactions:

(1)   the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback transaction), other than the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole; and

(2)   the issuance or sale of Equity Interests of any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(3)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(4)   a transfer of assets between or among the Company and its wholly-owned Guarantors;

(5)   an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a wholly-owned Guarantor;

(6)   the sale or lease of products, services or accounts receivable in the ordinary course of business or equipment or other assets pursuant to a program for the maintenance or upgrading of such equipment or assets including, without limitation, the disposition of equipment that is worn out or obsolete;

(7)   the sale or other disposition of cash or Cash Equivalents; and

Notwithstanding anything to the contrary contained above, a Restricted Payment that does not violate the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment shall not constitute an Asset Sale, except for purposes of determination of the Consolidated Coverage Ratio.

“Asset Sale Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)   the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)   the sum of all such payments.

“Bankruptcy Code” means title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time, and any successor statute, or if the context so requires, any similar federal or state law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)   with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York or San Francisco, California or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)   in the case of a corporation, corporate stock;

(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation in profits, losses or distribution of assets with Capital Stock.

“Cash Equivalents” means:

(1)   United States dollars;

(2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)   commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Collateral” means all collateral of whatsoever nature purported to be subject to the lien of the Collateral Agreements.

“Collateral Agent” means the Trustee, in its capacity as Collateral Agent under the Collateral Agreements, together with its successors in such capacity.

“Collateral Agreements” means the Intercreditor Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any

Guarantor creating (or purporting to create) a Note Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Communications Act” means the Communications Act of 1934, as amended, the rules, regulations, orders, decisions and written polices of the FCC, and binding interpretations of U.S. federal courts of any of the foregoing.

“Consolidated Coverage Ratio” means with respect to any Person as of any date of determination, the ratio of (i) the aggregate amount of EBITDA of such Person and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such four fiscal quarters; provided, however, that:

(1)   if such Person or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period through the determination date that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such Person for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

(2)   if since the beginning of such period any Indebtedness of such Person or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such Person for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,

(3)   if since the beginning of such period such Person or any of its Restricted Subsidiaries shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Sale, EBITDA for such Person for such period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such period, and Consolidated Interest Expense for such Person for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of such Person or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to such Person and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary of such Person is sold, transferred or otherwise disposed of, the Consolidated Interest Expense for such Person for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale, transfer or other disposition) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Sale for such period,

(4)   if since the beginning of such period such Person or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Asset Acquisition, EBITDA and Consolidated Interest Expense for such Person for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Asset Acquisition occurred on the first day of such period, and

(5)   if since the beginning of such period any Person that subsequently became a Restricted Subsidiary of such Person or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such period shall have made any Asset Sale or Asset Acquisition that would have required an adjustment pursuant to clause (3) or (4) above if made by such Person or a Restricted Subsidiary of such Person during such period, EBITDA and Consolidated Interest Expense for such period for such Person shall be calculated after giving pro forma effect thereto as if such Asset Sale or Asset Acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in accordance with GAAP and Regulation S-X under the Securities Act, to the extent applicable, and may take into account such reasonable additional expense synergies and other adjustments determined, in each case, in good faith by a responsible financial or accounting officer of the Company to the extent permitted by GAAP and Regulation S-X. Any Person that is a Restricted Subsidiary on the determination date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period and any Person that is not a Restricted Subsidiary on the determination date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term that extends at least until the end of such period).

“Consolidated Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP (including commitment fees, letter of credit fees and the interest component of Capital Lease Obligations), including the net amounts paid or received under all Interest Rate Agreements, plus, to the extent not included in such interest expense and without duplication, (i) amortization of debt discount, (ii) capitalized interest, (iii) non-cash interest expense, (iv) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon, (v) the interest portion of any deferred payment obligation, and (vi) the product of (x) all cash and Disqualified Stock dividends in respect of all Disqualified Stock of such Person held by Persons other than such Person or a wholly-owned Subsidiary of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, and less, to the extent included in such total interest expense, the amortization of capitalized debt issuance costs.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its consolidated Restricted Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income (i) the net income (but not loss) of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary was not permitted (without giving effect to any non-permanent waiver), directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (ii) any gains or losses realized upon the sale or other disposition of any assets of such Person or its consolidated Restricted Subsidiaries not sold or disposed of in the ordinary course of business (including Capital Stock or pursuant to any sale and leaseback transaction), (iii) any non-recurring or extraordinary gain or loss (including expenses related to the issuance of the Notes), (iv) the net income of any Person accrued prior to the date it became a Restricted Subsidiary of the referent

Person or is merged or consolidated with the referent Person or a Restricted Subsidiary of the referent Person, (v) the cumulative effect of a change in accounting principles, (vi) subject to clause (vii) below, the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person, (vii) the net income (or loss) of any Unrestricted Subsidiary, whether or not distributed to the specified Person or one of its Restricted Subsidiaries, (viii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Original Issue Date, and (ix) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

“Consolidated Net Worth” means, with respect to any Person of any date, the sum of:

(1)   the consolidated equity of the common stockholders of such Person as of such date; plus

(2)   the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared an paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any such cash received by such Person upon issuance of such preferred stock less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made 12 months after the acquisition of such business subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidate Subsidiary of such Person, and (y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Discharge of Working Capital Facility Obligations” means the occurrence of all of the following:

(1)   termination or expiration of all commitments to extend credit that would constitute Working Capital Facility Indebtedness;

(2)   payment in full in cash of the principal of and interest and premium (if any) on all Working Capital Facility Indebtedness (other than any undrawn letters of credit);

(3)   cash collateralization (at the lower of (i) 110% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Working Capital Facility Document), expiration, termination or return to the issuing bank of all outstanding letters of credit constituting Working Capital Facility Indebtedness; and

(4)   payment in full in cash of all other Working Capital Facility Obligations that are outstanding and unpaid at the time the Working Capital Facility Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under “—Certain Covenants—Limitation Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United Sates or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“EBITDA” with respect to any Person for any period means the sum (without duplication) of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)   all income tax expense of such Person and its consolidated Restricted Subsidiaries;

(2)   Consolidated Interest Expense;

(3)   depreciation and amortization expense of the Company and its Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

(4)   all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provisions for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excluded Assets” will include, among other things, (i) any lease, license, permit, franchise, power, authority or right if, to the extent that and for long as (a) the grant of a security interest therein validly constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination or default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (b) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision) of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that (x) such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (a) and (b) of this paragraph are and remain satisfied, and to the extent such assets otherwise constitute Collateral, such assets will cease to be Excluded Assets and will become subject to the first priority security interest of the Collateral Agent for the benefit of the Holders of Notes and of the Pari Passu Collateral

Agent for the benefit of the holders of any Pari Passu Obligations, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (y) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the first priority security interest of the Collateral Agent for the benefit of the Holders of Notes and of the Pari Passu Collateral Agent for the benefit of the holders of any Pari Passu Obligations, (ii) property securing Capital Lease Obligations, mortgage financings or purchase money obligations and Indebtedness secured by Liens existing as of the Original Issue Date in favor of Mitsui & Co., (U.S.A.), Inc. and Mitsui & Co., Ltd. pursuant to that certain Master Installment Sale and Security Agreements, each dated as of April 2, 2004 permitted to be incurred under the Indenture to the extent the documents governing such Indebtedness prohibit the granting of a security interest in the assets securing such Indebtedness, (iii) non-material real property, (iv) leased real property, (v) any instrument evidencing Indebtedness owed to the Company or any of the Guarantors to the extent that (a) the existence and amount of such instrument is disclosed herein or (b) such instrument is created following the Original Issue Date in a transaction that complies with the Indenture, and (vi) amounts in the Escrow Account. The Notes also do not have the benefit of any security interest in the assets of any Subsidiaries of the Company that are not Domestic Restricted Subsidiaries.

“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries in existence on the Original Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the Indenture), evidenced by a resolution delivered to the Trustee.

“FCC” means the U.S. Federal Communications Commission and any successor agency that is responsible for regulating the U.S. telecommunications industry.

“FCC License” means any authorization, license or permit issued by the FCC, together with any extensions or renewals thereof.

“Field EBITDA” means, with respect to any Person for any period, the consolidated service revenues minus the cost of service revenues (excluding depreciation and amortization) of such Person and its consolidated Restricted Subsidiaries, as contained on such Person’s consolidated income statement, minus the field personnel expense of such Person and its consolidated Restricted Subsidiaries, for such period, all as determined in accordance with GAAP, on an annualized basis, and certified to the Trustee in an officer’s certificate.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business to protect against interest rate and foreign currency exchange rate fluctuations, under:

(1)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)   in respect of borrowed money;

(2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)   in respect of banker’s acceptances;

(4)   representing Capital Lease Obligations;

(5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to any Preferred Equity Interests. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Guarantees and the Collateral Agreements.

“Insolvency Proceeding” means, as to any Person, any of the following:

(1)   any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, arrangement, composition or readjustment of the obligations and Indebtedness of such Person:

(2)   any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets;

(3)   any proceeding for liquidation, dissolution or other winding up of the business of such Person; or

(4)   any assignment for the benefit of creditors or any marshalling of assets of such Person.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to provide protection against fluctuations in interest rates as to which such Person is party or a beneficiary.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition in such Restricted Subsidiary. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person.

“Issue Price” means 100% of the principal amount of the Notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Working Capital Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means Indebtedness:

(1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or to cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Note Documents” means the Indenture, the Notes, the Guarantees, the Collateral Agreements, and any purchase agreement, registration rights agreement or other agreements governing, securing or relating to any Note Obligations.

“Note Indebtedness” means: (i) the Notes and the Guarantees issued on the Original Issue Date and any Notes and Guarantees issued upon the exercise by the initial purchasers of their option to purchase additional Notes in the offering and (ii) any Additional Notes and Guarantees issued pursuant to the Indenture.

“Note Lien” means a Lien granted by a Collateral Agreement to the Collateral Agent (or any other holder, or representative of holders, of Note Obligations), at any time, upon any assets of the Company or any Guarantor to secure Note Obligations.

“Note Obligations” means Note Indebtedness and all other Obligations in respect thereof.

“Obligations” means:

(1)   with respect to Note Indebtedness, any principal, premium, if any, accrued and unpaid interest, including Liquidated Damages, if any, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes or the Indenture;

(2)   with respect to Working Capital Facility Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Working Capital Facility Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable by the Company or any guarantor of the Working Capital Facility Indebtedness.

“Ordinary Course Affiliate Transaction” means any Affiliate Transaction entered into in the ordinary course of business that is comprised of (1) a lease or leases or other similar arrangements for the installation and existence of the Company’s or any of its Restricted Subsidiaries’ equipment on or about radio towers or other structures, (2) the acquisition or provision of communication transport services via fiber optic or other communications infrastructure, or (3) other contractual arrangements relating to (1) or (2).

“Original Issue Date” means November 9, 2006.

“Pari Passu Collateral Agent” means, at any time, the Person serving at such time as the “Collateral Agent” under the agreement governing any Pari Passu Indebtedness or any other representative then most recently designated in accordance with the applicable provisions of any such agreement, together with its successors in such capacity.

“Pari Passu Indebtedness Cap” means the principal amount outstanding under any Pari Passu Indebtedness in an aggregate principal amount not to exceed $250.0 million.

“Pari Passu Obligations” means the Pari Passu Indebtedness and all other Obligations in respect Pari Passu Indebtedness.

“Permitted Business” means the business of the Company and its Restricted Subsidiaries as described in the Confidential Offering Memorandum, dated October 25, 2006 relating to the offering of the Notes and any business or activity reasonably related or ancillary thereto.

“Permitted Holders” means Crown Castle Investment Corp., Oak Investment, Aspen Advisors LLC, Tudor Investment Corporation, TCS Capital GP, LLC, Peninsula Investment Partners, L.P., American

Towers, Inc., Goldman, Sachs & Co, Ramius Capital Group, LLC, Quaker Capital Management Corp. and their respective Affiliates.

“Permitted Investments” means:

(1)   any Investment in the Company or in a wholly-owned Restricted Subsidiary;

(2)   any Investment in Cash Equivalents;

(3)   any Investment by the Company or a wholly-owned Restricted Subsidiary in a Person, if as a result of such Investment:

(a)           such Person becomes a wholly-owned Restricted Subsidiary of the Company; or

(b)          such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a wholly-owned Restricted Subsidiary;

(4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under “—Certain Covenants—Limitation on Asset Sales;”

(5)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)   any Investments received in compromise or resolution of litigation, arbitration or other disputes;

(7)   Investments represented by Hedging Obligations;

(8)   loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company for bona fide business purposes in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)   the making of any other Investment not otherwise permitted under the immediately preceding clauses (1) to (8) having a Fair Market Value (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Permitted Investments made since the date of the Indenture pursuant to this clause (9) that are at the time outstanding, in an aggregate amount not to exceed $5.0 million; and

(10) repurchases of the Notes.

“Permitted Liens” means:

(1)   subject to the terms of the Intercreditor Agreement, Liens on assets of the Company or any of the Guarantors securing Indebtedness and other Obligations under the Working Capital Facility that was permitted by the terms of the Indenture to be incurred and/or securing Hedging Obligations related thereto;

(2)   subject to the terms of the Intercreditor Agreement, Liens to secure Indebtedness permitted by clause (2) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

(3)   subject to the terms of the Intercreditor Agreement, Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (10) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(4)   Liens existing as of the Original Issue Date in favor of Mitsui & Co., (U.S.A.), Inc. and Mitsui & Co., Ltd. pursuant to those certain Master Installment Sale and Security Agreements each dated as of April 2, 2004;

(5)   Liens securing Indebtedness and other Obligations represented by the Notes to be issued on the date of the Indenture or pursuant to the option to purchase additional Notes in the offering, and any Additional Notes issued as interest on the Notes, and the Guarantees with respect thereto;

(6)   Liens in favor of the Company or any Restricted Subsidiary;

(7)   Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(8)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)   Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, and not incurred in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(12) Liens on property (including Capital Stock) existing at the time of acquisition of such property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of, such acquisition;

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)           the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(b)          the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Permitted Refinancing Indebtedness;

(14) To the extent, in each case, not otherwise resulting in an Event of Default, Liens arising by reason of a judgment, decree or court order and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(15) Liens contained in purchase and sale agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby; and

(16) Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Company or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued and unpaid interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has an Average Life equal to or greater than the Average Life of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)   such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pro Rata Amount” means, with respect to any Holder of Notes, a fraction, the numerator of which is the aggregate principal amount of Notes held by such Holder and the denominator of which is the aggregate principal amount of Notes outstanding.

“Reinvestment Yield” means a discount rate equal to 0.50% over the yield (i) reported as of 10:00 a.m. (New York City time) on the date of conversion, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Page PX1 (or its successor screen on Bloomberg Financial Markets) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity closest to November 15, 2009 (in the case of “—Conversion prior to November 15, 2009”) or November 15, 2010 (in the case of “—Designated Event Make-Whole Amount”), or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the date of the conversion, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a maturity closest to November 15, 2009 (in the case of “—Conversion prior to November 15, 2009”) or November 15, 2010 (in the case of “—Designated Event Make-Whole Amount”). Such yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and later than the period from the date of such conversion November 15, 2009 (in the case of “—Conversion prior to November 15, 2009”) or

November 15, 2010 (in the case of “—Designated Event Make-Whole Amount”) and (2) the actively traded U.S. Treasury security with the maturity closest to and earlier than November 15, 2009 (in the case of “—Conversion prior to November 15, 2009”) or November 15, 2010 (in the case of “—Designated Event Make-Whole Amount”). The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable note.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Secured Indebtedness Documents” means the Note Documents and the Working Capital Facility Documents.

“Senior Lenders” means the Persons holding Working Capital Facility Indebtedness.

“Senior Lender Indebtedness Cap” means the principal amount outstanding under the Working Capital Facility in an aggregate principal amount not to exceed 110% of the amount provided by clause (1) of the definition of “Permitted Indebtedness.”

“Shared Collateral” means Collateral that secures the Working Capital Facility Obligations, the Note Obligations and any Pari Passu Indebtedness Obligations, provided that the Shared Collateral with respect to Pari Passu Indebtedness shall not include the assets and Capital Stock of Subsidiaries that hold the Company’s 24 GHz or 39 GHz FCC Licenses.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent such Subsidiary:

(1)   has no Indebtedness other than Non-Recourse Indebtedness;

(2)   except as permitted by covenants described above under the “—Certain Covenants—Limitation on Transactions With Affiliates,” is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company or any Restricted Subsidiary;

(3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under “—Certain Covenants—Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Working Capital Facility” means, one or more debt facilities, up to an aggregate principal amount of $50.0 million, with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Working Capital Facility Collateral Agent” means, at any time, the Person serving at such time as the “Collateral Agent” under the Working Capital Facility or any other representative then most recently designated in accordance with the applicable provisions of the Working Capital Facility, together with its successors in such capacity.

“Working Capital Facility Documents” means the Working Capital Facility, the Working Capital Facility Security Documents, and all agreements governing or relating to any Working Capital Facility Obligations.

“Working Capital Facility Indebtedness” means:

(1)   Indebtedness of the Company, the Guarantors and the guarantors under the Working Capital Facility that was permitted to be incurred and secured under each applicable Secured Indebtedness Document (or as to which the lenders under the Working Capital Facility obtained an officers’ certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Indebtedness Documents); and

(2)   Hedging Obligations incurred to hedge or manage interest rate risk with respect to Working Capital Facility Indebtedness; provided, that:

(a)           such Hedging Obligations are secured by a Working Capital Facility Lien on all of the assets that secure Indebtedness under the Working Capital Facility; and

(b)          such Working Capital Facility Lien is senior to or on a parity with the Working Capital Facility Liens securing Indebtedness under the Working Capital Facility.

“Working Capital Facility Lien” means a Lien granted by a Working Capital Facility Security Document to the Working Capital Facility Collateral Agent (or any Senior Lender or other representative of the Senior Lenders), at any time, upon any assets of the Company, any Guarantor or any guarantor under the Working Capital Facility to secure Working Capital Facility Obligations.

“Working Capital Obligations” means the Working Capital Facility Indebtedness and all other Obligations in respect of Working Capital Facility Indebtedness.

“Working Capital Facility Security Documents” means the Intercreditor Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Working Capital Facility Lien upon collateral in favor of the Working Capital Facility Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of December 1, 2006 by (i) the Named Executive Officers, (ii) each of our directors, (iii) all of our executive officers and directors as a group and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding common stock. As of December 1, 2006, there were 144,786,785 shares of FiberTower common stock outstanding. Unless otherwise indicated, the business address of each director and executive officer named below is c/o FiberTower Corporation, 185 Berry Street, Suite 4800, San Francisco, California 94107. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. Shares of common stock subject to stock options or other rights to purchase which are now exercisable or are exercisable within 60 days after December 1, 2006 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these stock options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Name	Number	Percent
Crown Castle Investment Corp(1)	26,352,956	18.2%
510 Bering Drive, Suite 600
Houston, TX 77057
Aspen Advisors LLC(2)	22,369,359	15.4
152 West 57th Street, 46th Floor
New York, New York 10019
Tudor Investment Corporation and Affiliates(3)	14,240,434	9.6
1275 King Street
Greenwich, CT 06831
Oak Investment and Affiliates(4)	12,042,923	8.3
525 University Avenue, Suite 1300
Palo Alto, CA 94301
TCS Capital and Affiliates(5)	10,078,816	7.0
888 Seventh Avenue, Suite 1504
New York, New York 10019
Michael K. Gallagher(6)	2,100,000	1.4
David Leeds(7)	1,038,858	0.7
Ferdi W. Schell(8)	475,192	0.3
John D. Beletic(9)	460,408	0.3
Ravi Potharlanka(10)	388,669	0.3
Thomas A. Scott(11)	350,000	0.2
Michael Finlayson(12)	315,012	0.2
Joseph M. Sandri(13)	165,000	0.1
Randall A. Hack(14)	124,274	0.1
John B. Muleta(15)	70,982	*
Neil Subin	10,982	*
Steven D. Schiewe	10,982	*
John P. Kelly	—	—
Darryl L. Schall	—	—
Bandel L. Carano(16)	12,049,390	8.3
All executive officers and directors as a group(17)	58,153,139	38.5%

*       Less than 1.0%

(1)   This information is based on a Schedule 13D filed on September 8, 2006.

(2)   This information is based on a Schedule 13D (Amendment No. 9) filed on June 21, 2006. Of the 22,369,359 shares of common stock beneficially owned by Aspen Advisors, (i) 12,856,919 shares are held by Aspen Partners and (ii) 9,539,440 shares are held by private client accounts of Aspen Advisors (including EnterAspen). Aspen Advisors, as investment manager for Aspen Partners and its private clients, has (i) voting authority over the shares of common stock held by Aspen Partners and the private clients and (ii) dispositive authority over the shares of common stock held by Aspen Partners and the private clients (excluding EnterAspen) and 431,666 shares held by EnterAspen. Mr. Nikos Hecht, who is the managing member of Aspen Capital LLC (“Aspen Capital”) and Aspen Advisor, may be deemed to be the beneficial owner of the shares of common stock held by Aspen Partners and the private clients of Aspen Advisors and as the general partner of Aspen Partners, Aspen Capital may be deemed to share beneficial ownership of all shares held by Aspen Partners. Aspen Partners and Aspen Capital disclaim any beneficial interest in the shares owned by the accounts managed by Aspen Advisors. EnterAspen is the beneficial owner of 8,302,186 shares of common stock. EnterAspen has sole dispositive authority with respect to 7,870,520 shares of common stock and shares dispositive authority with respect to the remaining 431,666 shares beneficially owned by it with Aspen Advisors. EnterAspen shares voting authority with respect to all such shares. Aspen Advisors, as the investment manager for EnterAspen, may be deemed to share beneficial ownership of all such shares.

(3)   This information is based on a Schedule 13G filed on September 6, 2006 and information provided in connection with the purchase of Notes by Tudor and its affiliates. Of the 14,240,434 reported shares of common stock, (i) 856,044 shares are directly held by Tudor Proprietary Trading, LLC (“TPT”) and 304,221 shares are issuable to TPT upon conversion of the Notes; (ii) 1,593,284 shares are directly held by The Tudor BVI Global Portfolio Ltd. (“Tudor BVI”) and 572,737 shares are issuable to Tudor BVI upon conversion of the Notes; (iii)1,201,286 shares are directly held by Witches Rock Portfolio Ltd. (“Witches Rock”); (iv) 6,905,481 shares are directly held by The Raptor Global Portfolio Ltd. (“Raptor”) and 2,741,852 shares are issuable to Raptor upon conversion of the Notes; and (v) 65,529 shares are directly held by The Altar Rock Fund L.P. (“Altar Rock”). Tudor Investment Corporation (“TIC”) acts as investment adviser and/or general partner to Tudor BVI, Witches Rock, Raptor and Altar Rock and therefore may be deemed to beneficially own the reported shares of common stock owned by each of such entities. In addition, Paul Tudor Jones, II is the Chairman and controlling shareholder of TIC and the Chairman and indirect controlling equity holder of TPT and therefore may be deemed to beneficially own the reported shares of common stock owned or deemed beneficially owned by each of such entities. Each of TIC and Mr. Jones expressy disclaims beneficial ownership of the shares of common stock owned by TPT, Tudor BVI, Witches Rock, Raptor and Altar Rock.

(4)   This information is based on a Form 4 filed on November 14, 2006. Of the 12,042,923 shares of common stock beneficially owned by Oak Investment, (i) 11,852,674 shares are held by Oak Investment Partners X, L.P. and (ii) 190,249 shares are held by Oak X Affiliates Fund, L.P.

(5)   This information is based on a Schedule 13G filed on August 31, 2006. Of the 10,078,816 reported shares of common stock, (i) 528,686 shares are directly held by TCS Capital, L.P.; (ii) 3,239,603 shares are directly held by TCS Capital II, L.P.; (iii) 6,140,527 shares are directly held by TCS Capital Investments, L.P.; and (iv) 170,000 shares are directly held by TCS Select, L.P. TCS Capital GP, LLC (“TCS”), who is the general partner of the entities listed in items (i)—(iii), beneficially owns their reported shares of common stock. TCS Select GP, LLC (“TCS Select”), who is the general partner of TCS Select, L.P., beneficially owns its reported shares of common stock. Mr. Eric Semler, who is the principal of TCS and TCS Select, beneficially owns all of the reported shares of common stock in items (i) through (iv).

(6)   Includes 600,000 shares of restricted common stock and 1,500,000 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(7)   Includes 200,000 shares of restricted common stock and 13,539 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(8)   Includes 200,000 shares of restricted common stock and 275,192 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(9)   Includes 347,423 shares of restricted common stock and 112,985 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(10) Includes 150,000 shares of restricted common stock and 17,098 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(11) Includes 200,000 shares of restricted common stock and 150,000 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(12) Includes 140,000 shares of restricted common stock and 175,000 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(13) Includes 45,000 shares of restricted common stock and 120,000 shares of common stock subject to options that are currently exercisable.

(14) Includes 112,985 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(15) Includes 60,000 shares of common stock subject to options that either: (i) currently are exercisable or (ii) will be exercisable within 60 days of December 1, 2006.

(16) Includes 6,467 shares of common stock directly owned by Bandel L. Carano, and the shares held by Oak Investment, as reported in footnote (4) above. Mr. Carano is a managing member of Oak Associates X, L.L.C., the general partner of Oak X, L.P.; and a managing member of Oak X Affiliates, L.L.C., the general partner of Oak X Affiliates, L.P. Mr. Carano disclaims beneficial ownership of any securities (except to the extent of his pecuniary interest in such securities) other than any securities reported on the Form 4 filed November 14, 2006 as being directly owned by him.

(17) Includes: (i) 26,352,956 shares of common stock of Crown Castle as Mr. Kelly and Mr. Hack serve on the board of directors on behalf of Crown Castle; (ii) 12,042,923 shares of common stock of Oak Investment as Mr. Beletic and Mr. Carano, who serve on the board of directors, are affiliated with Oak Investment; and (iii) 14,240,434 shares of common stock of Tudor Investment Corporation as Mr. Schall serves on the board of directors on behalf of Tudor. Mr. Kelly, Mr. Hack, Mr. Beletic, Mr. Carano and Mr. Schall all disclaim beneficial ownership of their respective shares listed in items (i) through (iii).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains and incorporates by reference forward-looking statements regarding the anticipated financial condition, results of operations and business of FiberTower in the future, including expectations, beliefs, projections, future plans and strategies and assumptions concerning future results and events. These forward-looking statements generally may, but do not necessarily, include words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue” or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this information statement. FiberTower does not undertake any obligation (and expressly disclaims any such obligation) to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect the occurrence of any future developments or events.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-(800)-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding FiberTower are available. We maintain a website at http://www.fibertower.com. The material located on our website is not a part of this information statement.

The Securities and Exchange Commission allows us to “incorporate by reference” information into this information statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference into this information statement is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this information statement. This document incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission:

•       FiberTower’s Annual Report on Form 10-K for the year ended December 31, 2005;

•       FiberTower’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•       FiberTower’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 8, 2006, May 18, 2006, September 1, 2006 (as amended by Form 8-K/A filed November 9, 2006), September 25, 2006, October 23, 2006, October 26, 2006 and November 15, 2006; and

•       FiberTower’s Definitive Proxy Statement on Schedule 14A for its 2006 Annual Meeting, filed on April 26, 2006.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this information statement will be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained in this information statement or any other subsequently filed information statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this information statement.

You can obtain any of the documents incorporated by reference through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this information statement. Stockholders may obtain documents incorporated by reference into this information statement by requesting them in writing or by telephone from the appropriate party at the following addresses:

FiberTower Corporation
185 Berry Street, Suite 4800
San Francisco, California 94107
Attention: Investor Relations
Phone: (415) 659-3500

We have provided all information contained in this information statement with respect to FiberTower. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in or incorporated by reference into this information statement. We have not authorized any person to provide you with any information that is different from what is contained in this information statement. This information statement is dated December     , 2006. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and the mailing to you of this information statement will not create any implication to the contrary. This information statement does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful.